EX-99.p.2

THE CODE OF CONDUCT AND INTERPRETIVE GUIDANCE

July 2007

Dear Colleague:

The creation of The Bank of New York Mellon Corporation merges two companies that have long shared similar values and reputations for integrity and excellence in everything that they do. As we shape our new company, we intend to build on the proud histories and reputations of both organizations. Building on this reputation for honesty, accountability and transparency is absolutely essential to achieving our goal of making The Bank of New York Mellon the most trusted global leader in asset management and securities servicing.

It is the responsibility of every employee to ensure that we serve our clients, co-workers and shareholders by applying the highest standards of ethics and compliance to everything we do. Please understand that this is extremely important to me and our new company. Our new Code of Conduct provides the framework that allows us to maintain the highest possible standards of professional conduct. It should serve as a guide to doing what is right, helping you make the right decisions when questions of ethics arise in the normal course of business and providing you with the standards to which you are expected to adhere.

Employees must apply the principles of the Code of Conduct in all of their business dealings and in every aspect of their employment at The Bank of New York Mellon. As an employee of The Bank of New York Mellon or any of its subsidiaries, you should read the Code and become familiar with its content. We must follow the Code to protect our most valuable asset – our reputation. Annually, some employees will be required to certify and attest to compliance with the Code.

Every employee is responsible for speaking up when they see something that doesn’t seem right. You can do so by reporting your concern to your manager, or by calling –anonymously if you wish – the Employee Ethics Help Line or the Ethics Hot Line (Ethics Point, an independent hotline provider). The numbers are included in the Code of Conduct. You can also e-mail the Ethics Office at ethics@bnymellon.com or visit www.ethicspoint.com to report concerns.

All of our stakeholders expect The Bank of New York Mellon employees to conduct business in full compliance with all laws and regulations and in accordance with the highest possible standards of ethical conduct. Together, we will work to establish The Bank of New York Mellon’s reputation as a company that does business with the utmost integrity, creating a new world-class company of which we can all be justifiably proud.

Bob Kelly

Chief Executive Officer

THE CODE OF CONDUCT AND INTERPRETIVE GUIDANCE

Key Comment		Who should read this?
In all of the decisions you make and actions you take on		All employees.
behalf of the Company, you must adhere to the highest
standards of integrity and ethical behavior, and you must
comply with all applicable laws, regulations, Company policies and procedures.

TABLE OF CONTENTS

TOPIC		PAGE #(s)

I. INTRODUCTION		1 – 2

II. THE CODE OF CONDUCT		2 – 5

III. SEEKING HELP OR REPORTING VIOLATIONS OF THE CODE		6 – 7

IV. INTERPRETIVE GUIDANCE

A. CONFLICTS OF INTEREST		7

1.	Gifts, Entertainment and Other Payments	7 – 8

2.	Personal Conflicts of Interest	8 – 9

3.	Fiduciary Appointments and Bequests	9

4. Outside Affiliations, Outside Employment and Certain Outside Compensation		10
	Issues

5.	Disclosure of Relationships and Transactions	10

B. PROPER USE AND CARE OF INFORMATION AND PROPER RECORD
KEEPING

1.	Proprietary Information; Intellectual Property	10 – 11

2.	Data Integrity and Corporate Information	11

3.	Use of E-mail and the Internet	12

4.	Accurate Accounting and Internal Controls	12

5.	Inside Information	13

6.	Talking to the Media	13

7.	Document Retention	13

C. DEALING WITH CUSTOMERS, PROSPECTS, SUPPLIERS, AND
COMPETITORS

1.	Business Relationships with Customers, Prospects, Suppliers, and	14
	Competitors

2.	Business Decisions	14 – 15

3.	Exploitation of Relationships and Use of the Company’s Name, Letterhead or	15 – 16
	Facilities

4.	Know Your Customer	16

5.	Recognizing and Reporting Illegal, Suspicious, or Unusual Activities	16

D. DOING BUSINESS WITH THE GOVERNMENT		17

1.	Complying with Government Contracts, Government Contracting Laws and	17
	Regulations

2.	Integrity in the Sales and Marketing Process	17

3.	Truthful, Accurate Statements and Recordkeeping	17

4.	Safeguarding Government Information and Property	17

5.	Cooperating with Government Audits and Investigations	18

6.	Meeting Employment and Labor Obligations	18

E. PERSONAL FINANCES

1. Personal Investments		18 – 19

2. Personal Brokerage Accounts		19

3. Contributions to Political Parties		19

4. Contributions to Not-For-Profit Entities		19

5. Individual Employees' Regulatory Requirements		20

F. TREATING OTHERS FAIRLY AND WITH RESPECT

1.	Non-Discrimination	20

2.	Anti-Harassment	20

3.	Personal Relationships with Other Employees	21

G. COMPLIANCE WITH THE LAW

1.	Illegal or Criminal Activities	21

2.	Investigations	21

3.	Protection of Company Assets	22

V. PENALTIES		22

VI. MANAGEMENT RESPONSIBILITIES		22

VII. OWNERSHIP		22

EXHIBIT A. U.S. LAWS and REGULATIONS REFERENCED IN THE CODE		23 – 30

EXHIBIT B. THE CODE REFERENCE LIST		31 – 35

     THE CODE OF CONDUCT AND INTERPRETIVE GUIDANCE

I. INTRODUCTION

The Bank of New York Mellon Corporation (the Company) has a long, proud history and a well-deserved reputation for honesty and accountability. Our good name and the trust and confidence that our shareholders and customers place in us can only be maintained by continued adherence to high standards of conduct. Integrity is one of our core values and, accordingly, the Company has always placed utmost importance on operating in a highly ethical manner. These ethical principles are captured in our Code of Conduct (The Code) and explained more fully in the accompanying Interpretive Guidance, which also provides information concerning how to apply The Code to certain business situations. Each employee and director of the Company and its majority-owned subsidiaries is required to contribute to our leadership position through a personal commitment to follow the principles expressed in The Code.

Every employee is required to read The Code and the Interpretive Guidance. All managers are required to ensure that all of their staff members understand and recognize their responsibility to comply with The Code, to the extent that the principles apply to the performance of the staff member’s job responsibilities. Managers are also expected to promote a culture of compliance and ethics to help protect the Company from financial and reputational losses.

The Code has been drafted to conform to applicable legal and regulatory requirements; however, The Code is not a substitute for, or a complete summary of, the broad range of legal and regulatory requirements applicable to the Company or the functions each employee may perform. Employees must adhere fully to the legal and regulatory requirements of all applicable laws and regulations, including, for example, the Bank Secrecy Act, the Bank Bribery Act, the Foreign Corrupt Practices Act, Sections 23A and 23B of the Federal Reserve Act (Regulation W), Federal Reserve Regulation O, the Securities Exchange Act, the Gramm-Leach-Bliley Act, the Sarbanes-Oxley Act of 2002, Federal Fair Lending Laws, the Fair Credit Reporting Act, the Community Reinvestment Act, U.S. Economic Sanctions Laws and Regulations, the USA PATRIOT Act, Antitrust Laws, the Bank Holding Company Act - Laws and Regulations Regarding Tie-In Arrangements, U.S. Antiboycott Laws and Regulations, the Employee Retirement Income Security Act of 1974 (ERISA), Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, and the Uniform Services Employment and Reemployment Rights Act.

A brief description of these U.S. laws and regulations is provided in Exhibit A, and the applicable requirements have been incorporated in greater detail in various Company and line-of-business policies.

Employees who believe that any provisions of this document are inconsistent with laws or regulations in their jurisdiction of employment should consult with the General Counsel. In certain jurisdictions or lines of business, different or more restrictive policies and procedures may be applicable. In such cases, employees are expected to follow the additional or unique policies, procedures, laws, and regulations applicable to their specific location.

The Code provides guidance and instructions to ask questions, report situations (e.g., potential conflicts), obtain approvals, and report suspected violations. A summary of these instructions is provided in Exhibit B.

IMPORTANT: Employees must report situations and request all approvals, as required by the Code, via the Code Reports and Permissions Database (CODE RAP) which are summarized in Exhibit B. Employees without access to CODE RAP should consult with their manager for instructions on how to submit a report or request.

In all business transactions customers, shareholders, regulators, employees, and others rely on the integrity of the Company and its staff members who make decisions and exercise judgment. Conflicts of interest may unduly influence decisions and judgments and lead to improper conduct by the Company or its employees. Consequently, any conflict of interest, or the appearance thereof, must be identified and addressed by appropriate parties, as further described in this document and in the Company’s Policy on Conflicts of Interest.

Any references herein to the Chief Executive Officer, the General Counsel, the Chief Compliance and Ethics Officer or the Director of Human Resources shall mean that individual or their designee.

II. THE CODE OF CONDUCT (The Code)

Our Code of Conduct provides the framework to maintain the highest standards of professional conduct. The Code of Conduct is a statement of the Company’s values and ethical standards, and all employees and directors are required to adhere to its principles to ensure that we protect our most valuable asset, the reputation of The Bank of New York Mellon Corporation and its subsidiaries (the Company).

Through the Code of Conduct, we are guided by the following principles:

  Compliance with all applicable laws, regulations, policies and procedures is essential to our success and is required of every employee and director.
  All of our decisions and acts are proper, in terms of our own sense of integrity and how these acts might appear to others.
  Our interactions with present or prospective customers, suppliers, government officials, competitors, and the communities we serve comply with applicable legal requirements and follow the highest standards of business ethics.
  We are honest, trustworthy, and fair in all of our actions and relationships with, and on behalf of, the Company.
  Our books and records are maintained honestly, accurately, and in accordance with acceptable accounting practices.
  We avoid situations in which our individual personal interests conflict, may conflict or may appear to conflict with the interests of the Company or its customers.
  We secure business based on an honest, competitive market process, which contributes to the Company’s earnings by providing customers with appropriate financial products and services.
  We maintain the appropriate level of confidentiality at all times with respect to information or data pertaining to customers, suppliers, employees or the Company itself.
  We protect and help maintain the value of the Company’s assets, including facilities, equipment, and information.
  We act professionally and respect the dignity of others.
  We contribute to the effectiveness of the Code of Conduct by notifying management, or the non-management directors, whenever violations or possible violations are observed or suspected.

Employees and directors must apply the principles of the Code of Conduct in all of their business dealings and in every aspect of their employment by, or directorship of, the Company. The principles apply to all forms of communication, including voice, written, e-mail, and the Internet.

Employees and directors must consider their actions in light of how they might be interpreted by others and whether they are behaving appropriately and performing in the best overall interests of the Company. Compliance with the spirit and the letter of the Code of Conduct is critical and required.

The Code of Conduct is set forth below. More extensive direction to help employees understand and apply the principles of the Code of Conduct is provided in the Interpretive Guidance, which is also required reading for all employees.

THE CODE

Avoiding Conflicts of Interest

Employees and directors must make all business decisions for the Company free of conflicting outside influences. Employee and director conflicts of interest, or potential conflicts of interest, must be identified and addressed appropriately. Employees are subject to restrictions with respect to compensation offered and received, gifts and entertainment presented and received, personal fiduciary appointments, acceptance of bequests, outside employment and other affiliations, signing authority on accounts at the Company, and holding a political office. Employees are required to disclose conflicts and potential conflicts in the above categories, as well as conflicting or potentially conflicting relationships with customers, prospects, suppliers, and other employees. Senior managers must review disclosures and determine whether individual employee situations are acceptable because they do not present a conflict of interest for the Company. Directors are required to disclose their potential conflicts of interest to the Chief Executive Officer or the General Counsel for their review.

Proper Use and Care of Information and Proper Record Keeping

The Company recognizes its obligation to shareholders, customers, and employees to ensure the protection, confidentiality, and integrity of all forms of data and information entrusted to it; employees and directors must maintain this confidentiality, even after they leave the Company. Employees and directors must also prevent misuse of confidential information, such as improper insider trading, trading upon material non-public information, and disclosing confidential information.

All entries made to books and records must be accurate and in accordance with established accounting and record-keeping procedures and sound accounting controls. Books and records must also be retained, as required, to comply with document retention requirements. Periodic reports submitted to the Securities and Exchange Commission, other regulators, management, and the public must reflect full, fair, accurate, timely, and understandable disclosure of the Company’s financial condition.

THE CODE (continued)

Dealings with Customers, Prospects, Suppliers, and Competitors

All dealings with customers, prospects, suppliers, and competitors must be conducted in accordance with law and on terms that are fair and in the best interests of the Company. Decisions concerning placement of the Company’s business with current or prospective customers and suppliers must be based solely on business considerations. Employees and directors must not allow personal relationships with current or prospective customers or suppliers to influence business decisions. Each employee who conducts business with customers, and who approves or can influence customer transactions must read and comply with the Company’s Know Your Customer Policies and Procedures. Employees must be mindful of potential or actual conflicts of interests, inside or outside of the Company, that may influence business decisions or otherwise interfere with the performance of their particular responsibilities at the Company and their duties to customers. Employees must comply with all laws and regulations pertaining to anti-money laundering, record keeping, antitrust, fair competition, anti-racketeering, and anti-bribery applicable in the United States or non-U.S. locations where the Company does business.

Doing Business with the Government

The Company conducts business with various national and local governments and with government-owned entities. While employees must always follow the highest standards of business ethics with all customers, employees should be aware that there are special rules that apply to doing business with a government. Some practices that are acceptable when a private company is the client, such as nominal gifts or entertainment, may cause problems, or in some cases be a violation of a law, when working with governments or government agencies. All employees and directors involved in any part of the process of soliciting from or providing service to a government entity have special obligations to follow Company policies regarding “Doing Business with the Government.” These policies also apply in circumstances where employees are supervising the work of third parties, such as consultants, agents or suppliers. Employees who have responsibilities for recruitment or hiring decisions must follow applicable laws regarding hiring former government officials, their family members or lobbyists.

Treating People Fairly and with Respect

It is the Company’s policy to treat people fairly and with respect. All employees and directors must deal with present and prospective customers, suppliers, visitors, and other employees without any discrimination because of race, color, creed, religion, sex, national origin, ancestry, citizenship status, age, marital status, sexual orientation, physical or mental disability, veteran status, liability for service in the Armed Forces of the United States or any other classification prohibited by applicable law. Managers must create an environment free of hostility, harassment, discrimination, and intimidation. Managers and other employees who violate laws or the Company’s policies requiring fairness and respectful treatment of others are subject to consequences that may include disciplinary action up to and including termination of employment. Any employee or director who believes that he or she has been the subject of harassment or discrimination, or who believes that an act of harassment or discrimination has occurred with respect to another employee or director, is encouraged to report the perceived violation.

THE CODE (continued)

Compliance with the Law

Employees and directors of the Company must not participate in any illegal or criminal activity. Any employee who has been formally accused of, convicted of or pleaded guilty to a felony, or has been sanctioned by a regulatory agency must report immediately such information in writing to the Director of Human Resources. Employees and directors must also respond to specific inquiries from the Company’s independent public accounting firm and the Company’s regulators. Employees and directors must protect the Company’s assets in whatever ways are appropriate to maintain their value to the Company. Employees and directors must take care to use facilities, furnishings, and equipment properly and to avoid abusive, careless, and inappropriate behavior that may destroy, waste or cause the deterioration of Company property.

Employees should be aware of the laws and regulations applicable to the Company. These include, for example, the Bank Secrecy Act, the Bank Bribery Act, the Foreign Corrupt Practices Act, Sections 23A and 23B of the Federal Reserve Act (Regulation W), Federal Reserve Regulation O, the Securities Exchange Act of 1934, the Gramm-Leach-Bliley Act, the Sarbanes-Oxley Act of 2002, Federal Fair Lending Laws, the Fair Credit Reporting Act, the Community Reinvestment Act, U.S. Economic Sanctions Laws, the USA PATRIOT Act, Antitrust Laws, the Bank Holding Company Act - Laws and Regulations Regarding Tie-In Arrangements, U.S. Antiboycott Laws and Regulations, the Employee Retirement Income Security Act of 1974 (ERISA), Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, and the Uniform Services Employment and Reemployment Rights Act, all of which are summarized in the Appendix A of the Code of Conduct. Training is conducted to ensure that key managers are familiar with these laws and regulations and understand their responsibility to promote compliance by their staff members.

Every possible situation cannot be anticipated in the Code of Conduct, so employees, or directors, who are uncertain about any aspect of the Code of Conduct or how it should be applied or interpreted, are encouraged to discuss the question with their manager, the Chief Compliance and Ethics Officer, the General Counsel or the Director of Human Resources. An employee or director who compromises or violates the law, and any employee who violates the Company’s policies relating to the conduct of its business or the ethical standards contained in the Code of Conduct, is subject to corrective action, up to and including dismissal from employment or directorship at the Company and, in some cases, may also be subject to criminal or civil proceedings under applicable laws.

The Code of Conduct is published on the Company’s Intranet site that is accessible to most employees. The Company also distributes a copy of the Code of Conduct annually to each employee either electronically or in hardcopy. Managers must review the Code of Conduct annually with their staff members. The Code of Conduct is also included in the materials given to new employees by Human Resources. Certain employees are required to annually complete a Code of Conduct Questionnaire and Affiliation Record and to certify that they recognize their responsibility to comply with the Code of Conduct. Managers must review the Questionnaire and Affiliation Record responses of employees on their staff and determine whether they are satisfactory, require further review by more senior managers or require corrective action.

Material changes to the Code of Conduct will be communicated to employees and directors promptly. Waivers of Code of Conduct requirements for executive officers and directors of the Company will be considered and, if appropriate, granted by the Board or a Board committee and disclosed.

III. SEEKING HELP OR REPORTING VIOLATIONS OF THE CODE

All employees and directors are encouraged strongly to assist management in its efforts to ensure that the Code of Conduct is being followed by all employees (i.e., colleagues, staff members and superiors) and directors. Employees or directors observing or suspecting a breach of the Code of Conduct or any law, regulation or other Company policy by another employee or director in connection with that other employee’s or director’s conducting business for the Company, must report the breach and describe the circumstances to management or to the non-management director designated to receive complaints via mail or e-mail. Alternatively, the observing or suspecting employee or director can call the Employee Ethics Help Line or the Ethics Hot Line (Ethics Point), both of which allow for anonymous communication.

All reports are treated as confidential to the extent consistent with the appropriate investigation. Senior officers or the non-management director will investigate all matters reported and determine whether remedial action and notification to regulators or law enforcement is appropriate. Failure to fully cooperate with an internal investigation may result in disciplinary actions up to and including termination. Retaliation of any kind against any employee or director who makes a good faith report of an observed or suspected violation of the Code of Conduct or any law, regulation or Company policy is prohibited. All employees must respect the need for enforcement of the Code of Conduct and the importance of the disclosure of suspected violations.

Options for Reporting

Reports of suspected or actual breaches of law, regulation or the Code of Conduct may be made to the employee’s manager, a more senior manager in the business, the Chief Compliance and Ethics Officer, the General Counsel or the Director of Human Resources. Such reports may be made orally or in writing and will be treated as confidential to the extent consistent with appropriate investigation and remedial action. Reports can also be made via email at ethics@bnymellon.com or by calling the Company Ethics Help Line using the following phone numbers:

  United States and Canada: 1-888-635-5662
  Europe: 00-800-710-63562
  Brazil: 0800-891-3813
  Australia: 0011-800-710-63562
  Asia: 001-800-710-63562 (except Japan)
  Japan: appropriate international access code + 800-710-63562
  All other locations: call collect to 412-236-7519

If desired, employees may call the Ethics Help Line anonymously, as calls to the Ethics Office do not display a caller’s identification.

If employees are uncomfortable speaking with a representative of the Company directly, they may choose to contact the Ethics Hot Line (Ethics Point), an independent hotline administrator, via the web at http://www.ethicspoint.com (the site is hosted on Ethics Point's secure servers and is not part of the Company’s web site or intranet) or by calling the Ethics Hot Line (Ethics Point) at:

United States and Canada: 1- 866-294-4696

Outside the United States dial the following AT&T Direct Access Number for your country and carrier, then 866-294-4696

United Kingdom: British Telecom 0-800-89-0011; C&W 0-500-89-0011; NTL 0-800-013- 0011

India 000-117

Brazil: 0-800-890-0288

Ireland: 1-800-550-000; Universal International Freephone 00-800-222-55288

Japan: IDC 00 665-5111; JT 00 441-1111; KDDI 00 539-111

Australia: Telstra 1-800-881-011; Optus 1-800-551-155

Hong Kong: Hong Kong Telephone 800-96-1111; New World Telephone 800-93-2266

Singapore: Sing Tel 800-011-1111; StarHub 800-001-0001

Reports may also be made to an independent Director of the Board who has been designated to receive such reports. Employees may contact the independent Director via mail addressed to The Bank of New York Mellon Corporation, Church Street Station, P.O. Box 2164, New York, New York 10008-2164, Attn: Non-Management Director, or via e-mail to non-managementdirector@bnymellon.com.

IV. INTERPRETIVE GUIDANCE TO THE CODE

A.	CONFLICTS OF INTEREST

A conflict of interest is any situation in which there are competing personal and/or professional interests. When employees are in such situations, it is difficult to objectively fulfill their job duties and their loyalty to the Company may be compromised. Every business decision made by employees must be in the best interest of the Company and not for their own personal gain or benefit. As such, employees may not engage in any activity that creates, or even appears to create, a conflict of interest between them and the Company. Even if the conflict does not create an improper action, the existence of a conflict of interest can create an appearance of impropriety and can damage the Company’s reputation. Therefore, any employee who believes that they have, or may be perceived to have, a conflict of interest, must disclose that conflict to their manager and to the Compliance Department. Employees are expected to cooperate fully with all efforts to resolve any such conflicts.

1. Gifts, Entertainment and Other Payments

Refer to the Company’s Policy on Gifts and Entertainment and Other Payments for specific restrictions and requirements required in connection with the receipt and presentation of gifts, entertainment and other payments. All reports and requests for approval must be made through CODE RAP.

a. Receipt of Gifts and Entertainment

All placements of Company business and acceptance of business by the Company must be awarded purely upon business considerations. Except as permitted by Company policy, an employee must never request or accept anything of value from any person or entity for directing Company business to such person or for accepting business on behalf of the Company.

The Company prefers that its employees and their Immediate Family Members not accept gifts from current or prospective customers, suppliers, prospects or competitors. (See Section IV.A.2 - Personal Conflicts of Interest for the definition of Immediate Family Members.)

Receipt of cash gifts, checks or cash equivalents (e.g., gift certificates and gift cards that are convertible into cash, and gift certificates and gift cards that are not directly associated with a retailer) is prohibited. These gifts are always inappropriate and must never be accepted.

Employees should only accept the type of entertainment that they believe would be deemed appropriate by senior management. Entertainment may only be accepted if it is not excessive, is of the nature that would not bring reputation damage to the Company, and the employee is certain that no conflict of interest issues are raised by the entertainment.

b. Presentation of Gifts and Entertainment

In situations where the Company is to present a gift, entertainment or other accommodation to a present or prospective customer, supplier, prospect or competitor, employees must use careful judgment to determine whether the matter is handled in good taste and without excessive expense. Except as permitted by Company policy, an employee must never offer, give or promise anything of value to any person or entity in any manner in the course of seeking or retaining business for the Company.

An employee must never make any secret or illegal payments, bribes or other similar payments in any form whatsoever under any circumstances. In particular, employees may not authorize, offer or make payments of anything of value, directly or indirectly, to any foreign official, foreign political party, foreign political candidate, or any officer of a public international organization, in order to obtain, retain or direct business, or to secure an improper advantage, unless the employee has consulted with the Legal Department to ensure any such payments do not violate the Foreign Corrupt Practices Act. (Refer to applicable Company policies).

The presentation of cash gifts, checks or cash equivalents (as described above) by an employee on behalf of, or in the name of, the Company is inappropriate and prohibited.

Employees with any questions concerning the permissibility of gifts, entertainment or other payments should consult with the Compliance or Legal Departments.

2. Personal Conflicts of Interest

An employee must not represent the Company in any transaction if the personal or related interests of the employee or their Family Members (see Note below for definition of Family Members) might affect the employee’s ability to represent the Company’s interest fairly and impartially. If a situation arises that could be considered an actual or potential conflict of interest, the employee must report immediately the circumstances surrounding the situation to the Compliance Department, which will determine what, if any, further review or action is required. Such reports should be made through CODE RAP.

NOTE: Unless otherwise stated herein, Family Members include (1) all Immediate Family Members, which includes spouse, children (including stepchildren, foster children, sons-in-law and daughters-in-law), grandchildren, parents (including stepparents, mothers-in-law and fathers-in-law), grandparents and siblings (including brothers-in-law, sisters-in-law and step brothers and sisters), adoptive relationships, or a closely associated person who has assumed the responsibility normally shouldered by immediate family or for whom one has accepted such responsibility, and (2) Other Family Members, which includes aunt, uncle, first or second cousin, niece and nephew.)

Employees may not handle transactions as a representative of the Company when such transactions are for their own personal account or for accounts of their own Family Members or other persons with whom they have a close personal relationship. Employees may handle transactions involving another employee, a person known to be a member of the other employee’s family or a person with a close personal relationship to the other employee, as long as those transactions conform to Company programs and policies and are conducted on the same terms available to others. When such transactions are beyond the scope and size of usual and ordinary personal financial transactions, the employees who represent the Company in handling those transactions must refer them to a more senior level of management.

Personal Relationships of any kind with other employees, whether conducted on or off premises, must not result in a conflict, or the appearance of a conflict, with the Company’s interests or policies. In addition, family members, as defined in the applicable Human Resources policies, are generally not permitted to work within the same business unit or to be in a position to control compensation decisions for, or influence transactions carried out by, other employees who are family members. Any apparent or potential conflicts that arise must be reported to the appropriate level of management and the Human Resources Manager immediately. These reports will be evaluated for propriety against the interests of the Company and any conflicts present must be eliminated. Employees who are uncomfortable reporting a conflict to their manager should report them to the Chief Compliance and Ethics Officer.

Employees are required to disclose to their Supervisor and Human Resources Manager the existence of a familial relationship as soon as that relationship occurs. (Refer to Section IV -F.3 - Personal Relationships with Other Employees and applicable Human Resources policies, which discuss dealings between employees, including borrowing, lending, and gifts.)

Employees are subject to restrictions in connection with exercising signing authority over personal and business (for-profit and not-for-profit) accounts maintained at the Company. (Refer to the Company’s Policy on Employee Signing Authority for such restrictions and requirements necessary to be reported via CODE RAP.)

Every possible conflict an employee might incur with the Company or with the Company’s customers, suppliers or competitors cannot be specifically addressed in the Code and, therefore, employees must discuss individual situations with their managers and take appropriate steps to ensure that these situations are being reported and addressed. Such reports should be made through CODE RAP.

3. Fiduciary Appointments and Bequests

Generally, an employee may act as a fiduciary for Family Members or long-standing personal friends if the situation clearly does not present a conflict with the Company’s interests and the employee receives no compensation. Employees may not act as a fiduciary (trustee, executor, etc.) in situations involving customers, prospects, other employees or any other person who might present a conflict of interest, or when compensation is received, unless the fiduciary appointment has been approved by the Chief Compliance and Ethics Officer and the Chief Executive Officer. Employees must be aware that certain fiduciary appointments may have legal requirements that may require the approval of the either the Board of Directors of the Company or one of its subsidiary Board of Directors.

Employees are not permitted to accept a bequest granted under the will or trust instrument of a customer of the Company, except when such bequest is from a Family Member of the employee or permission to do so has been granted by the Chief Compliance and Ethics Officer. Requests for permission must be made through CODE RAP, as prescribed in Exhibit B, and should describe the customer’s relationship with the Company and the employee, and all other relevant circumstances.

	4.	Outside Affiliations, Outside Employment, and Certain Outside Compensation Issues

Employees may not accept outside employment as a representative who can prepare, audit or certify statements or documents pertinent to the Company’s business. The Company may restrict its employees from participating in certain outside interests. Restrictions in connection with employee ownership of privately held for-profit businesses; service as a director, trustee, officer or partner of a for-profit business; service as a director, trustee, officer, or owner of a not-for-profit organization; outside employment situations; political appointments and elected office; and compensation received in connection with certain other situations are detailed in the Company’s Policy on Outside Affiliations, Outside Employment, and Certain Outside Compensation Issues. All approvals and reporting required must be made through CODE RAP in accordance with Company policy.

	5.	Disclosure of Relationships and Transactions

The details of all relationships and transactions among the Company, its customers, suppliers, and others with whom it does business must be disclosed fully to the Company and other appropriate parties. No secret agreements or side arrangements can exist between the Company, an employee or his or her close personal relationships, a customer of the Company, suppliers, or other third parties concerning relationships and transactions with customers or suppliers. All details of the Company’s relationships and transactions with customers, suppliers, and others with whom it does business or transacts for its own account must be entered in its records.

B.	PROPER USE AND CARE OF INFORMATION AND PROPER RECORD KEEPING

	1.	Proprietary Information; Intellectual Property

Unless duly authorized to reveal information in accordance with policies and procedures of the Company, an employee must keep confidential, and not divulge to others, information or data concerning the business or transactions of the Company, or its present, former or prospective customers, suppliers or employees (i.e., Proprietary Information). Proprietary Information includes, but is not limited to, reports, analyses, financial data, analytical models, customer lists, customer account and transaction history information, Company policies and manuals, employee records, and information about products, services, methods, systems, software, technology, security, business plans, pricing methods, marketing strategies, and employees.

Within the Company, access to Proprietary Information must be limited to those persons whose duties require and permit them to have access to that information. Persons receiving Proprietary Information are also responsible for maintaining its confidentiality. All customer information should be treated as highly sensitive and may be disclosed only in authorized circumstances and in accordance with applicable laws (e.g., the Gramm-Leach-Bliley Act and the Fair Credit Reporting Act) and policies of the Company. Inappropriate disclosure of customer information may require reporting to regulators and/or notification to affected consumers. Moreover, an employee is prohibited from making personal use of Proprietary Information and from removing any Proprietary Information from the Company’s premises unless removal is required in the performance of the employee's duties. (Refer to Section IV - C.5 - Recognizing and Reporting Illegal, Suspicious or Unusual Activities.)

Software, inventions, business methods, processes, documents, improvements, developments, and other works and materials that are created on Company time, created as part of an employee's specific job responsibility, result from any work performed for the Company, relate to the Company’s business, or arise from knowledge gained or information or resources available to the employee because of employment by the Company (even if not created as part of the employee’s specific job responsibility) are the intellectual property of the Company exclusively. All rights, title and interest worldwide to such intellectual property belong to the Company, and an employee may not take any action to effect rights, title or interest to such intellectual property on behalf of any person or entity other than the Company. All intellectual property must be returned to the Company, along with other work products, including any copies, when an employee leaves the Company. Additionally, employees must fully cooperate with, and assist the Company in, obtaining patent protection for inventions in any and all countries.

The obligations and prohibitions of this section of the Code continue even after an employee leaves the Company. Legal remedies may be pursued against present and former employees who violate confidentiality requirements or who remove or retain any data, Proprietary Information (including but not limited to customer data, customer lists, reports, policy manuals, records, and the like) or physical or intellectual property from the Company. (Refer to Section IV - G.3 - Protection of Company Assets.)

2. Data Integrity and Corporate Information

The Company has an obligation to its shareholders, customers, and employees to ensure appropriate protection of the confidentiality and integrity of all forms of data entrusted to it, whether in electronic or printed form. To meet this obligation, management supports an ongoing Corporate Information Protection Program. This program requires that access to data be granted on a strict need-to-know basis, that information systems be controlled to protect the Company from financial loss due to misuse, disclosure, fraud or destruction, and that our shareholders', customers', suppliers', and employees' rights to confidentiality be maintained. For this purpose, information systems include any computing device that is capable of storing data in electronic fashion, such as the Company’s mainframe, mid-range, personal computers, networks, mobile devices, and electronic media. Sensitive company information, especially personal customer data, must be stored, transported, and disposed of in a manner that will protect against inappropriate or unauthorized disclosure.

Any employee who suspects or knows of a breach in information security has an obligation to report this as a security incident. Employees who have user identification codes and passwords (or other methods of authentication) must recognize that the user identification code is unique to that individual, that the password must be kept confidential, and that the user identification code or password cannot be used by, or shared with fellow employees. In rare cases where it appears necessary for an employee to disclose his or her password, notification must be provided to Company management through CODE RAP.

Employees must exercise care to prevent the disclosure of sensitive information when communicating through e-mail or the Internet. Employees should ensure that information or messages from the e-mail system are not disclosed to unauthorized individuals.

3.	Use of E-mail and the Internet

All communications and written or electronic materials maintained at the Company must be appropriate and in good taste. E-mail systems and Internet access are provided to assist and facilitate business communication. All use of E-mail and the Internet must be consistent with the Company’s Electronic Mail Policy, Internet Policy, and policies prohibiting a hostile work environment. All messages and Internet sites that contain statements or materials that are discriminatory, offensive, defamatory, sexual, pornographic, illegal or harassing in nature are strictly forbidden. (Refer to Sections IV - F.1 and F.2 - prohibiting discrimination and harassment.)

Statements that would be inappropriate in a memorandum or letter may not be written in an e-mail or Internet message. Moreover, no materials containing such undesirable elements may be downloaded or maintained on Company premises or in the Company’s systems or files. All information transmitted, received, stored or otherwise contained in Company systems or files is the property of the Company and may be accessed, decrypted, and examined by the Company at any time.

E-mail cannot be used to conduct financial transactions with external parties, except where appropriate controls, including encryption and obtaining indemnification from the applicable customer, have been established and approved by a senior officer at the Company. Business units must assess the needs regarding confidentiality and integrity concerning specific transmissions and determine if encryption is required. E-mail and Internet transmissions of confidential customer or restricted information to outside parties is prohibited, except where appropriate steps are taken to protect the information from unauthorized disclosure, such as encryption, or where approved by the appropriate Sector Head under exceptional circumstances after appropriate steps are taken to mitigate the risk, including obtaining indemnification from the applicable customer. This restriction is especially critical with respect to “non-public personal consumer information,” as defined in the Company’s Personal Customer Data Privacy Policy.

Employees may send or receive personal e-mail or Internet messages, provided that they do so responsibly, and that such use does not interfere with work responsibilities or other Company business needs or violate the law or Company policy. There is no right to personal privacy in any message created, received or sent from Company computer systems. The Company reserves the right to monitor the systems that store and transmit e-mails, all e-mail messages, and all Internet access and communications (including instant messaging), to ensure that e-mail and Internet facilities are being used appropriately.

4.	Accurate Accounting and Internal Controls

Employees must comply with the Company’s accounting and record keeping procedures to ensure that all records are maintained appropriately and accurately. In addition, managers in areas responsible for preparing or reviewing financial data of the Company are responsible for establishing and maintaining sound internal accounting controls for monitoring their effectiveness. It is essential that periodic reports, which are derived from records of the Company and issued by the Company to shareholders, regulators, and others, provide full, fair, accurate, timely, and understandable disclosure. Falsification or misrepresentation of Company records or reports will not be tolerated under any circumstances. If an employee observes or suspects that inaccurate or misleading entries have been made in the records or reports of the Company, or that necessary entries have not been made in such records and reports, then he or she must report these observations or suspicions in accordance with Section III of The Code.

5.	Inside Information

While performing routine duties for the Company, employees may be exposed to material non- public information (inside information) about the Company, its customers or other parties. Employees must take special care with respect to transactions in securities of the Company, its customers or other parties to avoid any situation involving, or appearing to involve trading on inside information or trading for a quick profit. Employees who have obtained inside information with respect to the Company or any other publicly traded company are prohibited from dealing in, or engaging in transactions in such company’s securities, and may not advise or influence any other person to engage in transactions in those securities until the information becomes public.

Employees are not permitted to divulge the current portfolio positions, pending changes of a portfolio manager, current or anticipated portfolio transactions, or programs or studies, of the Company or any customer to anyone unless it is properly within their job responsibilities to do so.

Additionally, employees may not disclose inside information to another person, except as required to perform their duties for the Company. These restrictions apply whether an employee obtained such inside information intentionally or unintentionally. Employees must always adhere to Company policies with respect to transactions involving securities issued by the Company, its customers or other parties.

Questions concerning whether an employee is affected by additional personal securities trading rules and restrictions should be directed to the Chief Compliance and Ethics Officer. Questions concerning whether employees are in possession of material non-public information, or if specific transactions could violate securities laws, should be directed to the General Counsel.

6.	Talking to the Media

All communication to the media about the Company, its businesses, and its employees must be disseminated in a manner that complies with laws and regulations and is in the best interest of the Company. All inquiries from the media must be directed to the Corporate Communications Department, and employees are prohibited from responding to inquiries from the media without prior pre-clearance from Corporate Communications. These inquiries would include requests for interviews, comments or information from television, radio, newspaper, magazine, and trade reporters, and any other persons who may be inquiring for the media.

Moreover, in situations where employees are being interviewed about matters unrelated to the Company, employees should refrain from identifying the Company as their employer and should refrain from making any comments about the Company.

7.	Document Retention

Employees must know, understand, and comply with the retention requirements for all records and other documents they handle, as required by applicable laws, regulations, and Company policies. Furthermore, the unauthorized destruction of documents is prohibited. Questions concerning record retention and document destruction rules should be discussed with a manager in the applicable unit or a representative of the Legal Department.

C.	DEALING WITH CUSTOMERS, PROSPECTS, SUPPLIERS, AND COMPETITORS

	1.	Business Relationships with Customers, Prospects, Suppliers, and Competitors

Employees must not take for themselves or direct to others any existing business or any opportunities for prospective business that could be considered by the Company. Employees of the Company should be scrupulously honest and fair in all dealings with the Company, its customers, its prospects, its suppliers and its competitors.

Employees must take care to ensure that they do not take unfair advantage of anyone through manipulation, abuse of authority, concealment, abuse of privileged information, misrepresentation of material facts, unfair lending practices, or any other unfair dealing practice. Employees must be mindful of actual or potential conflicts of interests, inside or outside of the Company, that may unduly influence business decisions and judgments or otherwise interfere with the performance of the employee’s particular responsibilities at the Company and duties to others.

Employees must not enter into business relationships with customers, prospects, or suppliers of the Company, except for normal consumer transactions conducted through ordinary retail sources. More specifically, borrowings by employees from customers or suppliers of the Company are not permitted, except for routine borrowings from banking organizations, life insurance companies, member firms of the stock exchanges, and close relatives (Refer to Section IV - E.1 - Personal Investments and Section IV - E.2 - Personal Brokerage Accounts.)

Employees may not give legal, tax, investment or other professional advice to customers, prospects or suppliers of the Company, unless this activity is part of their regular duties at the Company. Additionally, employees may not recommend to customers, prospects, suppliers or other employees, third-party professionals who provide services (e.g., attorneys, accountants, insurance brokers or agents, stock brokers, and real estate agents), unless the employee provides several candidates without favoritism and discloses in writing that the recommendations have not been reviewed or endorsed by the Company. In no cases, can these recommendations be for a fee, and under no circumstances can employees make a recommendation if they expect to benefit from such recommendation.

All transactions by employees with customers or suppliers of the Company must be handled strictly on an arm's length basis, and the terms of such transactions must not even suggest the appearance of personal advantage. Employees who may be presented with the possibility of any deviation from this standard are expected to decline the offer and explain the Company’s policy to the customer or supplier, along with the reasons for strict adherence to the Code.

	2.	Business Decisions

Employees must not permit a decision about whether the Company will do business with a present or prospective customer or supplier to be influenced by unrelated interests. Decisions relating to placing the Company’s business with present or prospective customers and suppliers, and the volume of such business, must be based solely on business considerations.

Employees are required to uphold antitrust, fair competition, anti-racketeering, and anti- bribery laws enacted by the United States, the various states within the U.S., and any other country in which the Company does business. These antitrust, fair competition, anti- racketeering, and anti-bribery laws are designed to preserve free and open competition. Failure to comply with these laws may result in litigation, government investigations and lawsuits, substantial fines or damages, and adverse publicity that are harmful to the Company’s reputation.

Employees must preserve fair competition by refraining from discussing pricing or pricing policy, costs, marketing or strategic plans, or proprietary product or other confidential information with competitors. Employees must never agree with competitors on prices to charge customers, the division of markets or the boycott of certain customers, suppliers, or competitors. Except as permitted after consultation with the General Counsel, an employee may not enter into an arrangement on behalf of the Company that would condition the availability or price of a particular service on the customer's agreement to obtain from, or provide to the Company some other services, or to refrain from dealing with a competitor of the Company in such a way as to violate the laws concerning tie-in arrangements.

There are activities and transactions that competitors can do jointly, but employees must exercise caution when dealing with or speaking to competitors and must consult with the General Counsel concerning questions as to the legality or appropriateness of a discussion with a competitor. If an employee finds himself or herself engaged in a conversation with a competitor, and the employee believes the competitor has made comments or asked questions that are, or may be perceived as a violation of antitrust, fair competition, anti-racketeering, or anti-bribery laws, the employee must immediately state his or her refusal to continue the discussion, abort the conversation, and refer the matter to the General Counsel. (Refer to the Company policies on Antitrust and Anti-Tying Policy.)

3. Exploitation of Relationships and Use of the Company’s Name, Letterhead or Facilities

Employees must be careful to ensure that customers, suppliers, and other employees do not exploit their relationship with the Company and that the Company's name is not used in connection with any fraudulent, unethical, dishonest or unauthorized transactions. Additionally, employees must not use the Company’s name, letterhead or electronic media to endorse or recommend customers, suppliers or prospects to regulators, suppliers or others, except in accordance with applicable Company policy. In all cases, false statements can never be made in the name of the Company. All communications, business correspondence, marketing materials, websites, and presentations should be prepared in accordance with present Company policies that address corporate identity and the Company brand.

Generally, the Company will not issue endorsements of any customer, supplier, vendor, service or product, and the Company's name must not be used by any customer, supplier, vendor or employee in advertisements or other such ways as to suggest such endorsement. Employees must not use the Company’s name to enhance their own opportunities with respect to any outside relationships or personal transactions, or to imply, without proper authorization, the Company's sponsorship or support of their outside interests.

Except as provided in Human Resource policies, employees should not use their position at the Company or the contacts achieved through their position at the Company for the purpose of soliciting business or contributions for any entity other than the Company or its subsidiaries, regardless of whether or not the other entity is a customer, prospect or supplier of the Company.

Use of the Company’s letterhead or facilities or of an employee’s business card can be construed as the use of the Company's name and reputation; therefore, it is important that employees not use Company letterhead for personal use or in a manner not authorized by the Company. Employees must never use Company letterhead or electronic media to make false statements purportedly on behalf of the Company.

In general, raffles and lotteries are prohibited. Any exceptions must be approved by senior management.

Situations may arise wherein an employee may choose to serve in some capacity for, or on behalf of a charitable or not-for-profit institution. In such service, the employee may use their business card, the Company’s letterhead, and its facilities in connection with the non-Company entities, if either (1) the Company (as evidenced by written notice from the Chief Executive Officer or President) has agreed to sponsor a charity (for instance, The United Way), (2) the Chief Executive Officer or President has agreed to be the Co-Chair for a charitable event, (3) the Chief Executive Officer or President has requested or instructed an employee to work on an event, or (4) the Company has agreed to sponsor a charitable event, as evidenced by the Secretary’s written approval for the contribution to that charity. In all cases, the company’s name, documents, and facilities must be used in a dignified manner in connection with the specific duties and for the assigned time-period.

Any use of the Company’s letterhead, business card, name, or facilities, except as provided herein, in connection with sponsoring, promoting, introducing or conducting business, or correspondence for or on behalf of any non-Company entities, whether a for-profit or a not- for-profit entity, requires the prior permission of the Director of Corporate Marketing. To request such permission, the employee must submit a request through CODE RAP.

4.	Know Your Customer

All employees must exercise care when selecting those customers with whom we conduct business. Each employee who: 1) conducts Company business with customers, 2) approves or influences customer transactions or 3) is in a supervisory, managerial or sensitive position, must read and adhere to the Company-wide Know Your Customer Policies and Procedures. Such employees must also comply with any Know Your Customer Policies and Procedures established by their respective business unit and all applicable laws and regulations on anti- money laundering, record keeping, and reporting.

5.	Recognizing and Reporting Illegal, Suspicious or Unusual Activities

All employees must comply with applicable laws, regulations and Company policies pertaining to the identification, investigation, and reporting of all actual or suspected incidents of fraud, money laundering, illegal activity, and other suspicious or unusual activities. Such activities may be observed by an employee through his or her dealings with a customer or from transactions of a customer. It is critical for employees to report any illegal, suspicious or unusual activities by filing an Incident Report using the icon on their computers, so that the Company will be able to comply with the Bank Secrecy Act, the USA PATRIOT Act, and other laws and regulations.

Incident Reports should be filed as soon as possible after activity is thought to be illegal, suspicious or unusual, but all reports must be filed within 72 hours of when the activity was detected.

Employees who wish to make such reports anonymously or confidentially may do so by calling the Ethics Help Line or the Ethics Hot Line (Ethics Point). No retaliation of any kind will be permitted against any employee who makes a good faith report of an observed or suspected violation of any law, regulation or Company policy. (Refer to the specific requirements contained in the Company’s Policy on Identifying, Investigating and Reporting Illegal, Suspicious or Unusual Activities and the Company’s Bank Secrecy Act and USA PATRIOT Act Policies.)

D.	DOING BUSINESS WITH THE GOVERNMENT

In accordance with the Company’s Government Contract Compliance Program, several key principles apply to doing business with government entities. All employees are expected to comply with Company policies on “Doing Business with the Government”, but special focus is required by those individuals who are involved in the procurement, sales, marketing, and servicing of Government contracts.

1. Complying with Government Contracts, and Government Contracting Laws and Regulations

             Employees working with the Government have an obligation to know, understand, and abide by the applicable laws, regulations, and ethical standards of those Governments, many of which may be stricter than those that apply to our commercial customers. Employees are required to know and comply with all terms and conditions of the Government contract(s) or subcontract(s) they support and are responsible for delivering services that meet all Government contractual requirements.

2.	Integrity in the Sales and Marketing Process

Employees must demonstrate the highest levels of integrity during the sales and marketing process. This includes following laws and regulations concerning gift and entertainment restrictions, avoiding improper payments (e.g., bribes, improper gratuities or kickbacks to government employees/officials, prime contractors or subcontractors) and not entering into anti-competitive arrangements. When responding to a Government solicitation, an employee will not seek to obtain from a present or former Government employee or official any information concerning a competitor’s bid.

3.	Truthful, Accurate Statements and Recordkeeping

Employees will not submit any documentation to any Government entity that they know contains false or inaccurate information. In addition, employees are prohibited from making any statement, verbal or written, to a Government employee or official that he or she knows is not true. All transactions will be entered accurately into the Company’s books and records in accordance with generally accepted accounting practices and principles of the United States and any other applicable laws. The Company will ensure that it will bill its customers honestly for all services provided and in accordance with applicable contractual requirements. Employees will be expected to record their expenses and time charges carefully, accurately, and promptly.

4.	Safeguarding Government Information and Property

Employees may not accept from any source, either directly or indirectly, any information marked as classified for national security purposes, unless proper security clearance has been granted by the Government and approval has been received from the Legal Department. Employees will not use any Government-owned equipment to support non-Government production or divert Government-owned materials from their intended contractual use. Employees will not take any piece of Government property for their personal use. In addition, to protect the security of Government property, employees will not destroy or damage Government property while in the possession of the Company.

	5.	Cooperating with Government Audits and Investigations

The Company is committed to cooperating with audits and reasonable investigative requests. Employees should not destroy or alter any Company documents (whether electronic or paper) in anticipation of a request for those documents from the Government. Employees should not make any misleading or false statements to any Governmental investigator.

	6.	Meeting Employment and Labor Obligations

Employees will not discuss employment opportunities with a present or former Government employee, official or any family member of such employee or official without prior approval from Human Resources. This includes direct discussions, as well as any discussion conducted through an agent or recruiter. The Company will comply with all Government contract provisions containing socioeconomic policies, including providing equal employment opportunity for all applicants and employees, developing affirmative action plans, and maintaining a drug-free workplace. The Company will comply with all applicable laws regarding wage determinations that dictate prevailing wage rates and fringe benefits.

Employees who have questions about government contracting should contact the Government Contract group of the Compliance Department.

E.	PERSONAL FINANCES

	1.	Personal Investments

Employees must always take care to be in compliance with the policies on personal securities trading, protecting confidential information, and all other policies developed by the Company with respect to transactions involving securities issued by the Company, its customers and other parties.

Consistent with the goal of aligning the interests of employees and shareholders, employees may not engage in short selling, trade options on the open market, or conduct short-term trades (60 day trading) of Company securities.

Generally, investments by employees in the stocks, bonds, options or other instruments issued by customers or suppliers of the Company should be considered carefully. Investments by employees in publicly owned corporations would normally be permissible, as long as the employee is not in possession of inside information concerning such corporations.

If the employee’s job function might reasonably be expected to 1) include decision-making with respect to the Company’s activities with the publicly owned corporation or 2) involve the employee’s receipt of privileged information, any information acquired in this capacity should not be used by employees in making their personal investment decisions. Investments or ownership in such corporations, which are suppliers and customers and whose securities are owned by our customers, would not be in conflict if bought under circumstances where there were no other points of conflict. The same considerations would apply with respect to an investment in a major competing company.

Any personal investment actions taken by employees with respect to smaller or not publicly traded or readily marketable companies, or involving private equity funds or other special situations, however, would be regarded differently. Such actions must not violate any of the principles cited in The Code, including conflicts, or result in any detriment, including reputational damage, to the interests of the Company or its customers. Employees should consult policies on personal securities trading for additional information and restrictions.

Employees are not permitted to engage in principal transactions with the Company, except when such transactions (1) are conducted through areas of the Company, such as brokerage and investor advisory businesses, which usually and customarily provide such services to individual customers, and (2) are in compliance with all the terms of this and all other Company policies addressing conflicts of interest and undue influence.

2.	Personal Brokerage Accounts

Employees who wish to open or maintain an account to conduct personal securities trading activity must comply with all Company policies that address the maintenance of personal brokerage accounts and the Company’s requirement for certain employees to disclose accounts, report trading activity, seek preclearance prior to trading or maintain accounts at a select group of broker/dealers. When the brokerage firm requires a letter from the Company in connection with opening a brokerage account, such letter is to be furnished by the Compliance Department.

3.	Contributions to Political Parties

Employees are encouraged to personally support the political party or candidate of their choice through their own personal contributions. Employees are not permitted to make gifts or contributions in the name of, or on behalf of the Company to any political committee, candidate or party. Contributions are broadly defined to include any form of money, purchase of tickets, use of corporate personnel or facilities, or payment for services. All such corporate contributions must be approved in writing by the Public Affairs Office and as permitted by applicable law.

The Company encourages employees to keep informed of political issues and candidates and to take an active interest in political affairs; however, any employee who participates in any political activity must follow these rules: (1) never act as a representative of the Company without the written permission from the Chief Executive Officer, (2) all such activities should be done on the employee’s own time, and employees may not use Company time, equipment, facilities, supplies, clerical support, advertising or any other Company resource, (3) employees’ political activities may not in any way cloud their objectivity to perform their job duties or interfere with their ability to do their job, and (4) employees may not solicit the participation of other employees, customers, suppliers, vendors or any other party with whom the Company does business.

4.	Contributions to Not-for-Profit Entities

The Company has a corporate charitable giving program that is administered by the Public Affairs Department. Employees are encouraged to personally support the charities of their choice through their own personal contributions and through service. A gift-matching program, also administered through the Public Affairs Department, is available to employees who may request the Company to partially match their gifts to qualified institutions and organizations. Employees are not permitted to make gifts or contributions to charities or other not-for-profit entities in the name of, or on behalf of the Company.

	5.	Individual Employees' Regulatory Requirements

Some employees perform jobs that require them to be registered, licensed or otherwise qualified by certain regulatory authorities (e.g., the Gramm-Leach-Bliley Act - TITLE II requires those Bank employees offering certain investment products to customers to become registered with the SEC). All employees performing functions that require registrations or licenses must be mindful of their responsibilities to meet and maintain required qualifications. If such an employee ceases to meet the requirements, he or she must immediately submit a report through CODE RAP.

F.	TREATING OTHERS FAIRLY AND WITH RESPECT

	1.	Non-Discrimination

Employees must deal with present and prospective customers, suppliers, visitors, and other employees without any discrimination because of race, color, creed, religion, sex, national origin, ancestry, citizenship status, age, marital status, sexual orientation, physical or mental disability, veteran status, liability for service in the Armed Forces of the United States or any other classification prohibited by applicable law.

Any employee who believes that he or she has been the subject of discrimination, or who believes that an act of discrimination has occurred with respect to another employee, should report the perceived Policy violation to their manager or, the next level(s) of management or directly to their Human Resources Manager, promptly so that appropriate action may be taken. Employees may choose to submit their report through CODE RAP or report the matter orally or in writing directly with Human Resources. In any case, the report will be treated as confidential to the extent consistent with appropriate investigation and remedial action.

	2.	Anti-Harassment

The Company maintains a work environment that is free from disruptive influences that can interfere with, or interrupt the work of, the Company. Discriminatory or harassing remarks, jokes, inappropriate e-mails or Internet communications, or other conduct including that of a racial, ethnic, pornographic or sexual nature, which may be offensive to customers, suppliers or other employees, or otherwise create a hostile environment, will not be tolerated.

Harassment can take subtle forms and may vary from situation to situation. For example, sexual harassment may include any unwelcome sexual advance or request for sexual favors, unwelcome flirtation, or other unwelcome actions, including insulting, degrading or inappropriately complimentary sexual remarks or conduct, sexual jokes, pornography, discussion of sexual activity, threats or suggestions that an employee's work status is conditioned upon his or her acquiescence to sexual advances, touching, pinching, patting, the display of sexually suggestive objects or pictures, or other verbal or physical conduct of a sexual nature.

Any employee who believes that he or she has been the subject of harassment, or who believes that an act of harassment has occurred with respect to another employee, should report the perceived violation to their manager, to the next level(s) of management or directly to their Human Resources Manager promptly so that appropriate action may be taken. Employees may elect to submit this report via CODE RAP or may also choose to report the issue orally or in writing directly with Human Resources. In any case, your report will be treated as confidential to the extent consistent with appropriate investigation and remedial action.

	3.	Personal Relationships with Other Employees

Employees should be scrupulously honest and fair in all dealings with fellow employees and must not allow personal relationships with other employees to affect business decisions. Employees must not take unfair advantage of other employees through manipulation, abuse of authority, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practice.

Subject to the provisions of the Company’s Policy on Loans From One Employee to Another, borrowing and lending between employees, or between an employee and a Family Member of another employee, is not permitted except for borrowing or lending that is of a short-term and incidental nature, involves a minimal amount of money (i.e., less than $250), and creates no conflict of interest attributable to the borrowing/lending relationship. Refer to Section IV - A.2 - Personal Conflicts of Interest and the general prohibition against family members working within the same Division or employees handling transactions for their own Family Members.

Gifts given by one employee to another should always be appropriate and in good taste. Additionally, it is improper for employees to give gifts to other employees, except when these gifts are offered in customary circumstances, do not create a conflict of interest or the appearance thereof, and are of a value that is not greater than $250. Employees who wish to give a gift larger than $250 to another employee must request approval through CODE RAP. There are no restrictions on gifts between Family Members.

G.	COMPLIANCE WITH THE LAW

	1.	Illegal or Criminal Activities

Employees of the Company must not participate in any illegal or criminal activities. In addition, employees must abide by the Company’s policies concerning substance abuse. While on Company premises or while on Company business, the following are prohibited: (1) the use, purchase, sale, transfer or possession of unlawful drugs or controlled substances, (2) the unauthorized use, purchase, sale, transfer or possession of alcohol, (3) being under the influence of unlawful drugs, controlled substances or alcohol, and (4) the abuse of lawful drugs.

Any employee who has been formally accused of, convicted of or has pleaded guilty to a felony, entered into a pre-trial diversion or similar program in connection with a prosecution for a felony or been subject to any order, judgment, decree or sanction by a regulatory agency must immediately report such information in writing to the Director of Human Resources.

	2.	Investigations

Employees must cooperate in any investigation conducted by the Company, its regulators or law enforcement agencies and are expected to be truthful and forthcoming during any such investigation. This includes situations where the employee is an implicated party, a witness, or is asked to provide information to facilitate an investigation. Any attempt to withhold information, sabotage or otherwise interfere with an investigation, may be subject to any level of disciplinary action. Investigations are confidential Company matters. It is impermissible to discuss any aspect of an investigation, even the fact that an investigation is being conducted, with any person not authorized to know the information, including your coworkers, managers, and individuals outside of the Company. Refer to Company policies on responding to investigations.

3. Protection of Company Assets

Employees must protect the Company’s assets, including the Company’s physical assets, loan assets, receivables, investments, and other assets and property, in whatever ways are appropriate to maintain their value to the Company. Care should also be taken to use facilities, furnishings, and equipment properly and to avoid abusive, careless, and inappropriate behavior that may destroy, waste or cause the deterioration of Company property. Theft of any Company property, furnishings, equipment or other assets is unlawful. Employees who commit theft, or abet others in the act of thievery against the Company, will be subject to consequences. (Refer to Section IV.B.1 Proprietary information and intellectual property and Section IV.C.3 Use of the Company’s name, letterhead or facilities.)

V. PENALTIES

Employees who compromise or violate the law, Company policies or procedures relating to the conduct of its business, or the ethical standards contained in the Company’s Code of Conduct will be subject to corrective action up to and including dismissal and, where appropriate, criminal or civil proceedings under applicable laws.

Any employee, upon realizing that they have not requested and received the required approval for any of the activities/duties/appointments as set forth in The Code or applicable Company policies, is required to do so immediately. Additionally, any employee who has not provided reports, as required herein, should do so immediately. Unless written authorization has been provided by the Chief Compliance and Ethics Officer, no employees are “grandfathered” or otherwise exempt from complying with the reporting and approval requirements of The Code.

VI. MANAGEMENT RESPONSIBILITIES

Managers have primary responsibility for enforcing The Code and ensuring that the process and communication within their lines of business is sufficient to achieve compliance with its principles. Annually, managers must review The Code with all members of their staff and then submit to their manager written assurance that this review has been accomplished.

The Company also conducts an annual Code of Conduct Questionnaire Filing and Review Process. Designated senior managers play an important role in this process by distributing a Code of Conduct Questionnaire and Affiliation Record to targeted employees and stressing the significance and importance of The Code itself.

Designated senior managers should make themselves available to discuss The Code and to answer any questions that their employees may have. These managers must also review the answers on each completed Questionnaire, seek further explanation of any unsatisfactory responses, and determine if any responses require notification of the Sector Head, Chief Compliance and Ethics Officer, General Counsel or Director of Human Resources. Further, the designated senior managers are responsible for informing the Compliance Department that the process was completed satisfactorily in their respective business areas.

Questions concerning The Code or The Code of Conduct Questionnaire and Affiliation Record should be directed to the Chief Compliance and Ethics Officer.

VII. OWNERSHIP

The Chief Compliance and Ethics Officer owns the Code of Conduct and Interpretive Guidance.

EXHIBIT A

U.S. LAWS AND REGULATIONS REFERENCED IN THE CODE

(Employees who believe that any provision of The Code is inconsistent with local laws or regulations, or with their individual employment contract, should consult with the Legal Department.)

The Bank Secrecy Act

The Bank Secrecy Act commonly refers to a series of laws enacted since 1970 that require U.S. financial institutions to take reasonable steps to detect, deter, and report potential illegal activity involving cash deposits and withdrawals, correspondent and private banking accounts, wire transfers or any other transaction in which a U.S. financial institution may engage in with its customers. U.S. financial institutions, which include banks, broker/dealers, trust companies, investment advisors, insurance companies, and mutual funds, must establish Anti-Money Laundering (AML) programs that meet certain basic requirements to detect, deter, and report money laundering and terrorist financing. Minimally, a U.S. financial institution's AML program must include the following elements: internal policies, procedures and controls; the designation of an anti-money laundering compliance officer; an ongoing employee-training program; and an independent audit function to test for compliance. The provisions of the USA PATRIOT Act, enacted in 2001, have greatly expanded the BSA and the scope of AML programs. These programs must incorporate a customer identification process into the KYC procedures and meet additional retention and record keeping requirements.

AML programs must also include certain minimum (i) due diligence criteria for correspondent accounts of all foreign financial institutions and all private banking accounts, and (ii) enhanced due diligence requirements for correspondent accounts of some foreign banks (i.e., those operating under an offshore banking license) and for private banking accounts of senior foreign political figures. Banks and broker/dealers are required to file reports of such activity, including Currency Transaction Reports (CTRs) and, as applicable, Suspicious Activity Reports (SARs) with law enforcement and bank regulatory agencies.

Violations of the Bank Secrecy Act can result in a prison term of up to 20 years and fines of as much as $1,000,000 per offense for convicted persons. A bank convicted of a money laundering or Bank Secrecy Act crime can also have its license or charter revoked and lose its FDIC insurance.

The Bank Bribery Act

The Bank Bribery Act makes it a crime for any director, officer or employee of an FDIC insured bank to make or grant any loan or gratuity to a public bank examiner; and for any director, officer, employee, agent or attorney of a financial institution to solicit, demand, accept or agree to accept anything of value in exchange for being influenced or as a reward in connection with any business or transaction of such financial institution.

Violations of the Bank Bribery Act can result in a prison term of up to 30 years and fines of up to $1,000,000 or three times the value of the bribe, whichever is greater, per offense for convicted persons. Violators may also be fined a further sum equal to the money so loaned or gratuity given.

The Foreign Corrupt Practices Act

The Foreign Corrupt Practices Act of 1977 (FCPA), as amended, prohibits the bribery of foreign officials in international business transactions. It has two, independent substantive components. The anti-bribery provisions make it a crime (with very limited exceptions) for any U.S. person or company to bribe (that is, to authorize, offer or make payments of anything of value to), directly or indirectly, any foreign official, foreign political party, foreign political candidate, or any officer of a public international organization, in order to obtain, retain or direct business, or to secure an improper advantage. The accurate books and records provisions impose internal accounting controls and record-keeping requirements on all issuers of U.S. securities in order to eliminate off-the-books accounts that could be used to conceal such bribes. The FCPA covers (i) improper payments made directly by the Company, its directors and its employees, as well as those made indirectly by agents, representatives, consultants or business partners acting on our behalf and (ii) acts of foreign persons in furtherance of a foreign bribe while in the U.S., as well as acts of U.S. persons to further unlawful payments completely outside the U.S. The FCPA also contains some exceptions (including one for "grease" or "facilitating" payments) which should be read narrowly. In December 1997, the 29 member countries of the OECD and 5 non-member countries adopted the "Convention on Combating Bribery of Foreign Public Officials in International Business Transactions." The Convention is a statement of principles and, like the FCPA, has both anti-bribery and accounting components. The Convention requires the signatory countries to enact laws that implement its principles. Accordingly, many foreign countries where we conduct business have recently enacted anti-bribery laws to cover unlawful payments occurring in those countries, and where applicable, we must comply with those requirements as well as the FCPA. In the U.S., the FCPA was amended in 1998 to implement some of the expanded coverage of the Convention.

Violations of the FCPA entail significant consequences, both in terms of criminal liability and civil fines, as well as adverse publicity, loss of good will, and the cost of a major internal investigation to determine the facts. The Foreign Corrupt Practices Act contains serious criminal and/or civil penalties, including up to 5 years in prison for individuals and $2 million in fines for corporations for violations of the anti-bribery provisions, and up to 10 years in prison for individuals and $2.5 million in fines for corporations for knowing and willful violations of the books and records provisions.

Federal Reserve Act Section 23A (Regulation W)

Section 23A of the Federal Reserve Act limits the aggregate amount of “covered transactions” a bank can engage in with its non-bank affiliates to 10% of the Bank’s capital and surplus for each affiliate and 20% of the Bank’s capital and surplus in the aggregate for all affiliates. “Covered transactions” include extensions of credit by a bank to an affiliate, guarantees by a bank of obligations of an affiliate, acceptance by a bank of securities issued by an affiliate as collateral for a loan and the purchase of assets by a bank from an affiliate. In addition, any extension of credit or guarantee must be secured by collateral having a market value of 100%-130%, depending upon the type of collateral.

Federal Reserve Act Section 23B (Regulation W)

Section 23B of the Federal Reserve Act requires transactions between a bank and its affiliates to be on terms and under circumstances that are substantially the same, or at least as favorable to the bank, as those prevailing at the time for comparable transactions with or involving non-affiliated companies.

Regulation O of the Board of Governors of the Federal Reserve System

Regulation O governs extensions of credit by a bank to its executive officers, directors, principal shareholders and their related interests. It provides quantitative limits on such extensions of credit and requires that such extensions of credit be made on substantially the same terms as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions by the bank with persons that are not covered by this regulation and requires prior board of director approval for extensions of credit above a minimum threshold. It contains additional restrictions with respect to loans to executive officers and requires that such loans be reported to a bank’s board of directors. It also requires that extensions of credit to executive officers, directors and principal shareholders of correspondent banks be made on terms and conditions comparable to extensions of credit to non-insiders.

Securities Exchange Act of 1934

The Securities Exchange Act of 1934 prohibits the fraudulent misuse of material nonpublic information (often referred to as “inside information”) concerning a company. Fraudulent misuse of inside information includes buying or selling stock or other securities on the basis of material nonpublic information, in breach of a duty, for one’s own account, the account of a family member, a friend, a legal entity (i.e., a “shell company”), and/or a customer or a proprietary account of the Company. The prohibition may not be avoided by disclosing such information to someone else (often referred to as “tipping”) who then trades on it, or by using the information as the basis for recommending the purchase or sale of securities (even though the information itself is not disclosed). The prohibition also applies when the information is used to avoid losses (i.e., selling before the public dissemination of adverse sales or other financial information).

Gramm-Leach-Bliley Act

Title II of the Gramm-Leach-Bliley Act requires employees performing job functions involving the offering of certain investment products to be registered with the Securities and Exchange Commission. Such employees must maintain registrations in good standing.

Title V of the Gramm-Leach-Bliley Act and its associated Regulations limit the ability of financial services firms to share information about consumers with non-affiliated third parties. In general, a financial services firm may not disclose information about a consumer to a non-affiliated third party unless (i) the consumer has been notified of the proposed disclosure, (ii) the consumer has had a reasonable opportunity to opt out of the disclosure, and (iii) the consumer has not opted out. A number of exceptions apply to permit disclosures that are necessary for the transaction of business with the consumer. In addition, financial services firms are required to provide written notices describing their privacy policies to each consumer when that consumer becomes a customer of the firm and annually thereafter during the customer relationship.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 broadly impacts the way public companies, and their officers, directors, audit committees, auditors, and counsel perform their duties, and it imposes significant new responsibilities, liabilities, and risks on each of these parties. The Act mandates new corporate governance and financial reporting requirements intended to enhance the accuracy and transparency of public companies’ reported financial results. It establishes new responsibilities for corporate CEOs, CFOs and audit committees in the financial reporting process. It backs these requirements with new SEC enforcement rules and criminal penalties, including new obstruction of justice and document destruction provisions. The Act also provides for the establishment of a Public Company Accounting Oversight Board, new federal corporate whistleblower protection, and a lengthened statute of limitations for securities fraud.

Fair Credit Reporting Act

The Fair Credit Reporting Act prohibits the disclosure of information relating to a consumer’s creditworthiness, subject to certain limited exceptions. It also limits the circumstances under which credit reports about consumers may be obtained. Civil remedies, including fines and damages, may be awarded for violations of the Act; obtaining a credit report under false pretenses is a crime.

Fair Lending

Federal Fair Lending Laws, as specified in the Federal Fair Housing Act, the Equal Credit Opportunity Act, and Regulation B, prohibit discrimination in lending on the basis of the applicant’s race, religion, national origin, sex, marital status, familial status, handicap, age, receipt of public assistance income, or exercise of rights, in good faith, under the Consumer Protection Act. The rules apply to lending in the form of personal loans, mortgage loans, credit cards, and margin credit extended by brokerage firms.

Community Reinvestment Act (CRA Act)

The Community Reinvestment Act seeks to affirmatively encourage lending institutions to help meet the credit needs of the entire community served by each institution covered by the statute, including low and moderate income neighborhoods, in a manner consistent with safe and sound lending principles. The CRA Act requires regulators of institutions to monitor and assess the institution’s CRA record according to specified tests and to take the record into account when considering an institution’s applications for establishing branches, relocating, mergers and acquisitions, and other things.

U.S. Economic Sanctions Laws and Regulations (under “OFAC”)

The U.S. Government from time to time imposes economic sanctions and trade restrictions on specific countries, persons and activities (such as terrorism or narcotics trafficking) as a measure of furthering U.S. foreign policy and national security objectives (the "U.S. Sanctions Programs.") The U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") is primarily responsible for administering and enforcing the U.S. Sanctions. A U.S. Sanctions Program commences when the President of the United States issues an "Executive Order" that identifies a specific country, persons or activity as being a threat to the national security and imposes sanctions. The U.S. Congress also enacts sanctions legislation. U.S. Sanctions Programs apply to the Company and all its employees (including U.S. citizen or permanent resident alien employees, wherever located), all its operations in the United States, all its overseas branches and, in certain instances, its overseas subsidiaries and controlled affiliates. The U.S. Sanctions generally require that the Company block all "property" of sanctioned entities, including all accounts, securities and other assets as soon as such property comes into our possession or control and prohibits us from engaging in financial transactions directly or indirectly in any way related to a sanctioned country, person or activity. Violations of the U.S. Sanctions Programs carry substantial civil and criminal penalties, which can vary depending on the program. For example, civil fines can range from $11,000 to a $1,075,000 per violation. Willful violations of the embargo programs are in all cases subject to criminal fines or prison terms (of up to 10 years) or both.

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (“The USA PATRIOT Act”) of 2001

In October 2001, the President signed into law the USA PATRIOT Act which provides the government with new, enhanced powers to combat international terrorism and terrorist financing. The objectives of the USA PATRIOT Act are (1) to establish new and enhanced methods to combat international money laundering and the financing of terrorism by broadening existing coverage and extraterritorial jurisdiction, (2) to provide the Secretary of the Treasury and other departments of the federal government with enhanced authority to identify, deter and punish international money laundering, and (3) to expand the U.S. anti-money laundering compliance and due diligence obligations and enhanced due diligence for all financial institutions.

Title III of the USA PATRIOT Act, the International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001, amends the Bank Secrecy Act and imposes significant new anti-money laundering requirements on a broad range of financial institutions to detect, deter and prevent terrorism, money laundering and other criminal schemes. Some of the key provisions of Title III of the USA PATRIOT Act include: prohibition of U.S. correspondent accounts with foreign shell banks; special due diligence and enhanced due diligence for correspondent and private banking accounts; special measures for jurisdictions, financial institutions or international transactions of primary money laundering concern; information sharing with regulatory and enforcement authorities and between financial institutions; and verification of customer identification. The USA PATRIOT Act also increases civil and criminal penalties for violation of the Bank Secrecy Act to up to $1,000,000.

Antitrust Laws

The antitrust laws prohibit business practices that unreasonably restrain, limit, or reduce competition. Activities that raise antitrust issues under Federal and State antitrust laws include price fixing, tie-in arrangements, market or customer allocations, refusals to deal, reciprocal dealing arrangements, and exclusive dealing arrangements. Acquisitions of companies or assets, and joint ventures, partnerships and interlocking employees, officers and directors may also raise antitrust issues.

The consequences of not complying with antitrust laws may result in enforcement proceedings, civil penalties including treble damages, and criminal penalties, and affect proposed mergers and acquisition activities.

The Bank Holding Company Act-Laws and Regulations Regarding Tie-In Arrangements

The Bank Holding Company Act was passed in 1956 to (1) control bank holding company expansion to avoid the creation of monopoly or restraint of trade in banking and (2) allow bank holding companies to expand into non-banking activities related to banking while maintaining separation between banking and commerce. Section 106 of the Bank Holding Company Act Amendments of 1970 was enacted to prevent banks from using their market power in certain products and services, especially in extending credit, to gain an unfair competitive advantage in other businesses.

In general, a bank is prohibited from “conditioning” or varying the consideration for a credit, sale or lease of property or provision of service on (i) a customer obtaining additional credit, property or services from a bank, its parent or an affiliate; (ii) a customer providing some additional credit, property or service to the bank, its parent or an affiliate; or (iii) a customer agreeing not to obtain credit, property or services from a competitor. Limited exceptions apply to each of these prohibitions.

Penalties for violations of Section 106 include civil penalties and regulatory actions including the loss of financial holding company status.

U.S. Antiboycott Laws and Regulations

The U.S. Government has, since the mid-1970s, prohibited the participation of U.S. persons in foreign economic boycotts not sanctioned by the U.S. Government under two separate programs that are administered and enforced by the US Commerce Department and the IRS in the US Treasury Department (the "U.S. Antiboycott Programs"). The U.S. Antiboycott Programs generally prohibit six categories of conduct: (i) refusing or agreeing to refuse to do business with a boycotted country, a national of a boycotted country, or a boycotted person; (ii) refusing to hire or otherwise discriminating in employment against a U.S. person, in deference to a boycott requirement or request on the basis of the person's race, religion or national origin; (iii) furnishing information, in deference to a boycott requirement or request, about the race, religion or national origin of a U.S. person; (iv) furnishing information sought to establish possible associations, or to confirm the absence of associations, with boycotted places or persons; (v) furnishing information about any person’s association with or support for any charitable or fraternal organization supporting a boycotted country; and (vi) paying, honoring, confirming or otherwise implementing a letter of credit that contains any condition or requirement of compliance, which is prohibited by any of the preceding prohibitions. The U. S. Antiboycott Programs also require persons receiving such boycott requests to report them. Violations of the U.S. Antiboycott Programs may result in criminal prosecution, the loss of certain tax benefits and substantial civil penalties.

The Employee Retirement Income Security Act of 1974 (“ERISA”)

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a comprehensive federal statute that governs the establishment and administration of employee benefit plans by (i) establishing standards of conduct that govern the responsibilities and obligations of fiduciaries of employee benefit plans; (ii) establishing minimum standards of participation, vesting and funding for such plans; (iii) requiring disclosure and reporting of financial and other information with respect to such plans; and (iv) providing appropriate remedies and sanctions for violations. The U.S. Department of Labor (“DOL”) is charged with the administration, interpretation and enforcement of the provisions of ERISA. ERISA subjects certain parties that fail to comply with its provisions to liability. Absent an exemption, ERISA imposes severe penalties on parties in interest who enter into prohibited transactions, identified in the law, even if a specific transaction between the plan and the party in interest is reasonable, on market terms, or otherwise beneficial to the employee benefit plan. As a provider of services to employee benefit plans, the Company must comply with ERISA.

Title VII of the Civil Rights Act of 1964, as amended (“Title VII”)

Title VII of the Civil Rights Act of 1964 prohibits discrimination by employers against an individual on the basis of the individual’s race, color, religion, sex, or national origin. Title VII expressly proscribes discrimination in connection with the hiring and discharge of an employee and “with respect to his compensation, terms, conditions or privileges of employment.” In addition, an employer may not “limit, segregate or classify” employees based on any of the prohibited categories, if doing so would deprive or tend to deprive an individual of employment opportunities or otherwise affect his or her status as an employee.

Age Discrimination in Employment Act (“ADEA”)

The Age Discrimination in Employment Act prohibits an employer from discriminating against employees or prospective employees age forty or older. Specifically, an employer may not refuse to hire, discharge or “otherwise discriminate” against an individual with respect to compensation, terms, conditions or privileges of employment on the basis of the individual’s age. An employer also may not, on the basis of age, “limit, segregate or classify” employees in a manner tending to deprive the individual of employment opportunities. Discrimination is permitted; however, if age is a "bona fide occupational qualification."

Americans with Disabilities Act (“ADA”)

The Americans with Disabilities Act prohibits an employer from discriminating against a “qualified individual with a disability” because of such disability in regard to job application procedures, hiring, advancement, discharge, compensation, training and “other terms, conditions and privileges of employment.” Disability discrimination includes the failure to make reasonable accommodations for the employee or denial of employment in order to avoid having to make such reasonable accommodation. An employer need not accommodate an individual’s disability if doing so would impose an undue hardship on the operation of the employer’s business.

The Family & Medical Leave Act (“FMLA”)

The Family and Medical Leave Act (“FMLA”) requires the Company to provide eligible employees with up to twelve workweeks of unpaid, job protected leave during any twelve-month period for certain family and medical reasons. Allowable reasons for a leave under FMLA include (i) the birth and care of a newborn child; (ii) the placement with the employee of a child for adoption or foster care; (iii) the employee’s need to care for an immediate family member with a serious health condition; or (iv) the employee’s inability to work because of a serious health condition. During the FMLA-leave, the employee’s health care benefits, if applicable, will be continued as though the employee is actively at work.

Employees seeking to use FMLA-leave are required to provide thirty-days’ advance notice of the need to take FMLA-leave when the need is foreseeable and such notice is practicable. Upon return from FMLA-leave, employees must be restored to their original or an equivalent position with equivalent pay, benefits, and other employment items, except in the case of defined “Key Employees.” (The “Key Employee” exception pertains to the limited circumstances in which the Company can refuse to reinstate certain highly paid, salaried “key employees” because restoration to employment will cause substantial and grievous economic injury to its operations.)

Uniform Services Employment and Reemployment Rights Act (“USERRA”)

The USERRA gives returning service persons rights regarding reemployment, retraining, employee benefits offered by the employer, and protection from discrimination based on service in the military. The goal of this law is to return employees from their military duty to their previous employment positions with all the status, pay, and benefits that they would be entitled to had they not left for military service. In order to be protected under this law, the employee must receive an honorable discharge, be on military leave for no more than five years, and reapply for reemployment with a specific time frame, but the right to reemployment is not absolute. An employee who leaves a job in order to perform active duty in the armed forces is entitled to reinstatement after honorable discharge “if still qualified to perform the duties of such position.” If it is impossible to return the service person to his or her former position due to a service-incurred disability, or because the job’s requirements have been increased while the veteran was away, he or she is entitled to the nearest similar job he or she can perform. The employer must provide reasonable retraining.

EXHIBIT B

THE CODE REFERENCE LIST

I. WHO TO CONTACT TO REPORT SUSPECTED VIOLATIONS OF THE CODE, LAW, REGULATION OR COMPANY POLICY

SECTION	SITUATION		STEP(S) TO BE TAKEN

III.	To report any		Employees must report all observed or suspected violations either
	violation or		by:
suspected
	violation of		A. Contacting management via the Company’s Ethics Help Line at
	the Code or		ethics@bnymellon.com or calling:
	any law,		• United States and Canada: 1-888-635-5662
	regulation, or		• Europe: 00-800-710-63562
	other		• Brazil: 0800-891-3813
	Company		• Australia: 0011-800-710-63562
	policy		• Asia: 001-800-710-63562 (except Japan)
• Japan: appropriate international access code + 800-710-63562
• All other locations: call collect to 412-236-7519

Employees may call the Ethics Help Line anonymously and calls to the ethics office are not identified with caller identification.

B. Notifying their manager, the Chief Compliance and Ethics Officer, the General Counsel or the Director of Human Resources who will each make every effort to maintain confidentiality.

C. If employees are uncomfortable contacting the Company directly, they may contact Ethics Point, an independent hotline provider, via the web at http://www.ethicspoint.com (hosted on Ethics Point's secure servers and is not part of the Company web site or intranet)
or by calling the Ethics Hot Line (Ethics Point) at:
		•	United States and Canada: 1- 866-294-4696
		•	AT&T Direct Access Numbers by Country/Carrier
		•	United Kingdom: British Telecom 0-800-89-0011; C&W 0-500- 89-0011; NTL 0-800-013-0011
		•	India 000-117
		•	Brazil: 0-800-890-0288
		•	Outside the United States dial the AT&T Direct Access Number for your country and carrier, then 866-294-4696
		•	Ireland: 1-800-550-000; Universal International Freephone 00-800-222-55288
		•	Japan: IDC 00 665-5111; JT 00 441-1111; KDDI 00 539-111
		•	Australia: Telstra 1-800-881-011; Optus 1-800-551-155
		•	Hong Kong: Hong Kong Telephone 800-96-1111; New World Telephone 800-93-2266
		•	Singapore: Sing Tel 800-011-1111; StarHub 800-001-0001

D. Notifying the Non-Management member of the Board of Directors designated to receive complaints via mail addressed to: The Bank of New York Mellon Corporation, Church Street Station, P.O. Box 2164, New York,
New York 10008-2164, Attn: Non-management Director, or via E-Mail sent to:
non-managementdirector@bankofny.com

II. WHO TO CONTACT TO ASK QUESTIONS ABOUT THE CODE OR LAWS AND REGULATIONS

SECTION	SITUATION	STEP(S) TO BE TAKEN

ALL	To ask questions about the	Employees should discuss questions with their
	Code of Conduct	manager or consult with the Chief Compliance and
Ethics Officer.

Exhibit A	To ask questions about laws	Employees should discuss questions with their
	and regulations	manager, or consult with the Chief Compliance and
Ethics Officer or the General Counsel.

III. WHO TO CONTACT TO OBTAIN APPROVALS OR REPORT EVENTS AS REQUIRED BY THE CODE

Items noted with an “*” require employees to file their request or reports through CODE RAP. Employees without access to CODE RAP should consult with their manager for instructions on how to file.

     It is important to note that, employees of certain lines of business, such as those employed by a broker dealer, may have further restrictions or employees based in countries outside of the United States may have laws that are unique to their location. Such employees must comply with the Company’s Code of Conduct, in addition to specific line of business policies and any laws or regulations specific to the country in which the employee works or does business.

SECTION	SITUATION	STEP(S) TO BE TAKEN

IV. A. 1	If you have received an offer for	You must inform your manager who
	compensation from an outside party to direct	will then report the offer to the
	business unfairly, as further outlined in the	Chief Compliance and Ethics Officer.
	Company’s Policy on Gifts and Entertainment	*
and Other Payments.

IV. A. 1	If you have received a gift or entertainment	You must inform your manager and
	from current or prospective customers or	request permission to retain the gift
	suppliers/vendors of the Company that	or partake of the entertainment. *
requires approval as further outlined in the
Company’s Policy on Gifts and Entertainment
and Other Payments.

IV. A. 1	If you wish to present gifts or entertainment	You must inform your manager and
	to a current or prospective customer or	request permission to present the
	supplier/vendors that requires approval as	gift or entertainment. *
further outlined in the Company’s Policy on
Gifts and Entertainment and Other Payments.

IV. A. 2	If your personal or related interests or the	You must report the circumstances
	interests of your Family Members could be	surrounding such situation
	considered a conflict of interest or potential	immediately, to your manager and
	conflict of interest with the interests of the	to Human Resources. As an
	Company.	alternative, you can report this
matter to the Chief Compliance and
Ethics Officer via CODE RAP.

SECTION	SITUATION	STEP(S) TO BE TAKEN

IV. A. 2	If you have a personal relationship with	You must report the circumstances
	another employee and a conflict has arisen or	surrounding such situation
	may be expected to arise.	immediately, to your manager and
to Human Resources. As an
alternative, you can report this
matter to the Chief Compliance and
Ethics Officer via CODE RAP.

IV. A. 2	If you wish to exercise signing authority over	Restrictions exist in connection with
	any personal or business (for-profit or not-	such signing authority. You must
	for-profit) account at the Company.	comply with all restrictions and
requirements outlined in the
Company’s Policy on Employee
Signing Authority. *

IV. A. 3	If you wish to act as a fiduciary (trustee,	No approval is required. However,
	executor, etc.) for a Family Member or	if a conflict or potential conflict of
	longstanding personal friend where there is	interest exists and/or compensation
	no conflict or potential conflict of interest	is received, you may not serve as a
	with the Company and no compensation is	fiduciary unless you have the
	received.	written approval of the Chief
Executive Officer and the Chief
Compliance and Ethics Officer.
Certain instances also require the
approval of the Board of Directors
or a subsidiary Board of the
Company.

IV. A. 3	If you wish to act as a fiduciary (trustee,	You may not serve as a fiduciary
	executor, etc.) in situations involving	unless you have the written
	customers, prospects or other employees not	approval of the Chief Executive
	addressed above.	Officer and the Chief Compliance
and Ethics Officer.

IV. A. 3	If you wish to request permission to accept a	You must obtain permission from
	bequest granted under the will or trust	the Chief Compliance and Ethics
	instrument of a customer other than a Family	Officer. *
Member.

IV. A. 4	If you request permission to:	You must comply with all
	Serve as an owner of any privately held	restrictions and requirements
	for-profit business.	outlined in the Company’s Policy on
	Serve as a director, trustee, officer, or	Outside Affiliations, Outside
	partner of a for-profit business	Employment and Certain Outside
	Serve as a director, trustee, officer, or	Compensation Issues. *
owner of a not-for-profit.
Accept other outside employment.
Accept a political appointment or become
a candidate for elective office.
Retain compensation in connection with
other situations.

SECTION	SITUATION	STEP(S) TO BE TAKEN

IV. B. 2	In rare cases where it appears necessary	You must notify your management. *
for you to disclose your password.

IV. B. 5	If you are unclear whether or not you are	You must consult with the Chief
	affected by Personal Securities Trading	Compliance and Ethics Officer.
Rules or wish to determine whether
specific transactions may be in violation of
the Rules and Regulations on Insider
Trading.

IV. C. 2	If you are engaged by a competitor in	You must immediately abort such
	discussion regarding pricing or pricing	discussion, indicate your unwillingness
	policy, costs, marketing or strategic	to continue the conversation, and
	plans, proprietary products, or other	report the incident to the General
	confidential information.	Counsel. Consult with the Legal
Division if you have any questions as to
what is legal to do or discuss with a
competitor.

IV. C. 3	If you wish to use the Company's name,	You must obtain the prior permission of
	letterhead, business card or facilities in an	Corporate Marketing *
endorsement of another entity or product
for a situation not specifically addressed
in the Code or other Company policies.

IV. E. 5	If you perform a job that requires you to	You must immediately report the
	be registered, licensed or otherwise	circumstances surrounding this
	qualified by certain regulatory agencies	situation to your manager. *
and you cease to meet and/or maintain
the required qualifications.

IV. F. 1	If you believe you have been subject to	You must report the perceived violation
	discrimination or that an act of	to your manager or, if appropriate, to
	discrimination has occurred with respect	the next level(s) of management or
	to another employee.	directly to your Human Resources
Manager promptly. You may elect to
submit this report on CODE RAP or you
may also choose to make such report
verbally or in writing. In any case, your
report will be treated as confidential to
the extent consistent with appropriate
investigation and remedial action.

IV. F. 2	If you believe you have been subject to	You must report the perceived violation
	harassment or that an act of harassment	to your manager or, if appropriate, to
	has occurred with respect to another	the next level(s) of management, or
	employee.	directly to your Human Resources
Managers promptly. You may elect to
submit this report on CODE RAP or you
may also choose to make such report
verbally or in writing. In any case, your
report will be treated as confidential to
the extent consistent with appropriate
investigation and remedial action.

SECTION	SITUATION	STEP(S) TO BE TAKEN

IV. F. 3	If you have given or received a gift or	Restrictions exist in connection with
	entertainment to/from another employee	such gifts and entertainment between
	which requires approval (please note	employees. You must comply with all
	there are no restrictions on gifts between	restrictions and requirements outlined
	Family Members).	in the Company’s Human Resource
policies. *

IV. F. 3	If you have given or received a loan	Restrictions exist in connection with
	to/from another employee.	such loans. You must comply with all
restrictions requirements outlined in
the Company’s Policy on Loans from
One Employee to Another. *

IV. G. 1	If you have been formally accused of,	You must immediately report such
	convicted of or have pleaded guilty to a	information in writing to the Director of
	felony, entered into a pre-trial diversion	Human Resources. You may utilize
	or similar program in connection with a	CODE RAP to submit this report if you
	prosecution for a felony or been subject	choose.
to any order, judgment, decree or
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Personal Securities Trading Policy

November 2007

Table of Contents

Topic	Page(s)

Chief Executive Officer’s Letter	1

Introduction	2

Your Compliance is Required	3

Getting Help and Reporting Violations	4 – 5

Classification of Employees	6 – 7

General Standards of Conduct	8 – 15

Your Responsibility	8

Approved Broker-Dealers	8

Clients Interests	8

Fiduciary Duties	8

Protecting Material Nonpublic Information and Compliance with Securities Laws	8 – 10

Dealing in Funds	10

When You Trade in Company Securities	11 – 13

General Restrictions	11

Restrictions on Pre-Release Earnings Group	11

Company 401(k) Plan	12

Company Employee Stock Options	12

Company Employee Stock Purchase Plan (ESPP)	13

Company Restricted Stock	13

When You Trade in Non-Company Securities	14 – 15

General Restrictions	14

Initial Public Offerings	14

Private Placements	15

Additional Rules for ADM and Investment Employees	16 – 22

Summary of Requirements	16

Report Securities Accounts and Holdings, including Proprietary Funds	17

Report Transactions and Update Holdings on a Quarterly Basis	18

Obtain Preclearance Prior to Initiating a Transaction, including Proprietary Fund Trades	18 – 19

Avoid Short-Term Trading	20

Additional Requirements for ADM Employees	20 – 22

Submit a Special Purpose ADM Quarterly Securities Report	20

Submit a Contemporaneous Disclosures	20 – 21

Restrictions for ADMs who are Portfolio Managers (“7 Day Blackout Period”)	21

Requirements for ADMs who are MCADMs (Transactions & Holdings in Micro-Cap Securities)	22

Additional Rules for Insider Risk Employees	23 – 25

Summary of Requirements	23

Report Securities Accounts, Holdings and Transactions	23 – 24

Update Securities Holdings	24

Obtain Preclearance Prior to Initiating a Securities Transaction	25

Additional Rules for Other Employees	26

Dealing in Company securities (outside of Company employee benefit programs)	26

Credit or Advisory Relationship	26

Reporting Securities Holdings and Transactions	26

Supplemental Information	27 – 28

Employees’ Financial Information	27

Restricted List	27

Standards For Preclearance of De Minimis Transactions	27 – 28

Glossary Definitions	29 – 34

Chief Executive Officer’s Letter

Dear Fellow Employee:

It is critical that you take the time to fully understand the attached Personal Securities Trading Policy. And be sure to consult with it whenever you are unsure about appropriate activity concerning your investments. We are all accountable for following the procedures and respecting the limitations placed on our personal investments as described in the Policy. This policy has been developed to comply with regulations and demonstrate our commitment to the highest ethical business standards – no small thing.

Why is it so important? Our reputation is at stake. We have many opportunities to grow and strengthen our Company. But we must deal effectively with the inherent risk that comes with managing an expanding, complex global operation. Building a reputation of integrity takes the hard work of many people over many years. But reputations are fragile and can be damaged by just one person making a poor decision. So every employee must accept personal responsibility for our good reputation and work each day to maintain it.

I want to stress the importance of ensuring that all our personal investments are free from conflicts of interest and in full compliance with the laws and regulations of all jurisdictions in which we do business.

We must conduct the Company’s business honorably at all times. That principle is implicit in our shared values of Client Focus, Trust, Teamwork and Outperformance – and it is central to our reputation. As the worldwide leader in asset management and securities servicing, we have special responsibility to preserve the integrity and credibility of our industry.

I know I can count on you to adhere to this vital policy.

Bob Kelly Chief Executive Officer

Introduction

Purpose of the Policy

The Personal Securities Trading Policy (the Policy) is designed to reinforce The Bank of New York Mellon Corporation’s (the Company’s) reputation for integrity by avoiding even the appearance of impropriety in the conduct of Company business. The Policy sets forth procedures and limitations which govern the personal securities transactions of every employee.

The Company and its employees are subject to certain laws and regulations governing personal securities trading, including the securities laws of various jurisdictions. The Company expects its employees to adhere to such laws and has developed this Policy to promote the highest standards of behavior and ensure compliance with applicable laws.

Policy Administration

The Policy is developed, interpreted, and administered by the Ethics Office. Amendments or waivers may only be granted at the discretion of the Manager of the Ethics Office. Any waiver or exemption will be official only if evidenced in writing. All waivers or exemptions will be maintained in the Ethics Office. The Company formed an Investment Ethics Council (IEC), which is composed of investment, legal, risk management, compliance and ethics representatives of the Company and its affiliates. The IEC will provide interpretive guidance to the Ethics Office and will specifically oversee the personal trading activities of employees designated as Access Decision Makers (ADMs). The IEC will meet periodically to consider issues related to personal securities trading and investment activity by ADMs.

General Covered Activities

All employees of the Company and its subsidiaries that are more than 50% owned by the Company are subject to this Policy. This includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt employees. The Policy’s applicability to consultants and contract or temporary employees (including interns) will be determined on a case-by-case basis (see section titled “Classification of Employees – Consultants, Independent Contractors and Temporary Employees” for a more detailed discussion).

The provisions of the Policy have worldwide applicability and cover trading in any part of the world. Employees are also subject to applicable laws of jurisdictions in those countries in which they conduct business. To the extent any particular portion of the Policy is inconsistent with, or in particular less restrictive than such laws, employees should consult the General Counsel or the Manager of the Ethics Office.

This Policy covers the personal trading activities of all employees in their own accounts and in accounts in which they have indirect ownership. Employees are reminded that various securities laws attribute ownership to anyone who has the opportunity, directly or indirectly, to share in any profits from a transaction in those securities. This means employees will be held to full compliance for trading that occurs in accounts not owned directly by the employee, but deemed to be indirectly owned.

While employees should consult the Glossary for a complete definition of the terms “security” and “indirect ownership”, in general they mean:

  security – any investment that represents an ownership stake or debt stake in a company or government. While the Policy provides for exemptions for certain securities, all securities are covered unless expressly exempt from reporting or preclearance.
  indirect ownership – you are presumed to have indirect ownership of accounts held by members of your family with whom you share a household. This includes your spouse, your children, and any other family member in your home. Generally, you are deemed to be the indirect owner of securities if you have the opportunity to directly or indirectly share, at any time, in profits derived from transactions in such securities. Employees are strongly urged to carefully review the definition of indirect ownership in the Glossary as securities held in trusts and partnerships may be covered by this Policy.

Your Compliance is Required

Employees should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment and that “ignorance of the law” is not a defense. Employees may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

Employees must read the Policy and must comply with it – in this regard, employees should comply with the spirit of the Policy as well as the strict letter of its provisions. Failure to comply with the Policy may result in the imposition of serious sanctions, including, but not limited to, disgorgement of profits, cancellation of trades, selling of positions, suspension of personal trading privileges, dismissal, substantial personal liability and referral to law enforcement agencies or other regulatory agencies.

Employees must also comply with the Company’s Code of Conduct and Interpretive Guidance, which addresses compliance with laws, conflicts of interest, respecting confidential information and other ethical issues.

The Company will provide all employees with copies of the Policy and all amendments. This may be through on-line access. Periodically, you may be required to acknowledge your receipt of the Policy and any amendments. This may be through on-line certification.

Getting Help and Reporting Violations

Getting Help

If you have a question about the Policy please contact the:

Securities Trading Policy Help Line

Telephone:

  North America 1-800-963-5191
  Outside of North America, dial your international access code, then 1-800-963-51912

Email: securitiestradingpolicyhelp@bnymellon.com

Reporting Violations

The Company wants to hear from you. If you want to report a concern regarding ethical business conduct, or if you want to report a violation of this Policy, the Company’s Code of Conduct and Interpretive Guidance or related Company policies, or if you want to report a concern regarding ethical business conduct, please contact the Ethics Office. Known violations of the Policy must be reported and either the Ethics Help Line or the Ethics Hot Line (Ethics Point) may be used for this purpose. Below is the relevant contact information.

Ethics Help Line - This line is answered by Ethics Office staff and contacts may be anonymous. You can reach the Ethics Help Line by:

Telephone:

  Asia (except Japan): 001-800-710-63562
  Australia: 0011-800-710-63562
  Brazil: 0800-891-3813
  Europe: 00-800-710-63562
  Japan: appropriate international access code + 800-710-63562 (Access codes are: 0061010, 001010, 0041010 or 0033010)
  United States and Canada: 1-888-635-5662
  All other locations: call collect to 412-236-7519

Email: ethics@bnymellon.com

Mail: The Bank of New York Mellon Corporation’s Ethics Office P.O. Box 535026 Pittsburgh, PA 15253-5026 – USA

Getting Help and Reporting Violations - continued

Reporting Violations – continued

Ethics Hot Line (EthicsPoint) - If you are uncomfortable contacting the Company directly, you can contact EthicsPoint, an independent hotline administrator, as an alternative channel to raise your concerns. All contacts may be anonymous. You can reach the Ethics Hot Line (Ethics Point) by:

Telephone: Dial the AT&T Direct Access Number noted below assigned to your carrier (if one is needed). Then, at the voice prompt or AT&T Operator request, enter the toll free Ethics Hot Line number. There is no need to dial a "1" before the toll-free number outside the U.S. and Canada.

Ethics Hot Line (Ethics Point) number: 866-294-4696

AT&T Direct Access Numbers:

  Australia: (carrier: Telstra) 1-800-881-011; (carrier: Optus) 1-800-551-155
  Brazil: 0-800-890-0288
  Canada: No Direct Access Code needed
  Hong Kong: (carrier: Hong Kong Telephone) 800-96-1111; (carrier: New World Telephone) 800-93-2266
  India: 000-117
  Ireland: 1-800-550-000; (Universal International Freephone Number) 00-800-222-55288
  Japan: (carrier: IDC) 00 665-5111; (carrier: JT) 00 441-1111; (carrier: KDDI) 00 539-111
  Singapore: (carrier: Sing Tel) 800-011-1111; (carrier: StarHub) 800-001-0001
  United Kingdom: (carrier: British Telecom) 0-800-89-0011; (carrier: C&W) 0-500-89-0011; (carrier: NTL) 0-800-013-0011
  United States: No Direct Access Code needed

Web:

  File a Report online using the Ethics Hot Line (Ethics Point) (this web page is hosted on EthicsPoint's secure servers and is not part of the Company’s web site or intranet).
  Visit EthicsPoint at http://www.ethicspoint.com

Mail: EthicsPoint, Inc, 13221 SW 68th Parkway, Suite 120 Portland, OR 97223 USA

Classification of Employees

The Policy imposes different requirements and limitations on employees based on the nature of their activities for the Company, therefore, each employee will be assigned a classification. Classification assignments are the responsibility of sector/function-level compliance and business management, in consultation with the Ethics Office. Employees will be designated into one of the following classifications:

  Access Decision Maker
  Investment Employee
  Insider Risk Employee
  Other Employee

It is the responsibility of each manager to communicate an employee’s classification and an employee’s obligation to confirm their classification with their manager, Compliance Officer or the Ethics Office.

Access Decision Maker (ADM) and Micro-Cap Access Decision Maker (MCADM)

Generally, employees are considered ADMs if they are Portfolio Managers or Research Analysts and make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for mutual funds and other managed accounts. The IEC must designate all persons classified as ADMs. The following employees are generally not ADMs:

  Traders
  Portfolio Managers of funds which are limited to replicating an index

Micro-Cap ADMs (MCADMs) - MCADMs are a subset of ADMs who make recommendations or decisions regarding the purchase or sale of any security of an issuer with a low common equity market capitalization. The following market capitalization thresholds should be followed when determining whether or not an ADM should be considered a MCADM:

  United States - market capitalization is equal to or less than $250 million
  United Kingdom - market capitalization is equal to or less than £150 million
  Japan - market capitalization is equal to or less than ¥20 billion
  Brazil - market capitalization is equal to or less than R$10 million

Investment Employee

You are considered to be an Investment Employee if, in the normal conduct of your job responsibilities, you have access (or are likely to be perceived to have access) to nonpublic information regarding any advisory client’s purchase or sale of securities or nonpublic information regarding the portfolio holdings of any Proprietary Fund, or are involved in making securities recommendations to advisory clients or have access to such recommendations before they are public.

This will typically include employees in the Asset Management and Wealth Management businesses, such as:

certain employees in fiduciary securities sales and trading, investment management and advisory services, investment research and various trust or fiduciary functions; an employee of a Company entity regulated by certain investment company laws. Examples are:

in the U.S., includes employees who are “advisory persons” or “access persons” under Rule 17j-1 of the Investment Company Act of 1940 or “access persons” under Rule 204A-1 of the Investment Advisers Act of 1940 in the U.K., includes employees in companies undertaking specified activities under the Financial Services and Markets Act 2000 (Regulated Activities), Order 2001 and therefore regulated by the Financial Services Authority any member of the Company’s Operating Committee who, as part of his/her usual duties, has management responsibility for fiduciary activities or routinely has access to information about advisory clients’ securities transactions.

Classification of Employees - continued

Insider Risk Employee

You are considered to be an Insider Risk Employee if, in the normal conduct of your job responsibilities, you are likely to receive or be perceived to possess or receive, material nonpublic information concerning Company clients. All members of the Operating Committee who are not otherwise classified as Investment Employees will be classified as Insider Risk Employees.

Other Employee

You are considered to be an Other Employee if you are an employee of the Company or any of its direct or indirect subsidiaries who is not an Insider Risk Employee, Investment Employee, or an ADM.

Consultants, Independent Contractors and Temporary Employees

Managers should inform consultants, independent contractors and temporary employees of the general provisions of the Policy (such as the prohibition on trading while in possession of material nonpublic information). Whether or not a consultant, independent contractor or temporary employee will be required to preclear trades or report their personal securities holdings will be determined on a case-by-case basis. If one of these persons would be considered an Insider Risk Employee, Investment Employee or ADM if he/she were a Company employee, the person’s manager should advise the Ethics Office and the Compliance Officer who will determine whether such individual should be subject to the preclearance and reporting requirements of the Policy.

General Standards of Conduct

The General Standards of Conduct below apply to all employees of the Company. In addition to these standards, employees must refer to the specific section for their classification under this Policy and follow those additional requirements.

Your Responsibility

Every employee must follow the General Standards of Conduct set forth in this Policy or risk serious sanctions, including dismissal. If you have any questions about these standards, you should consult the Ethics Office or your Compliance Officer. Interpretive issues that arise under these standards shall be decided by, and are subject to the discretion of, the Manager of the Ethics Office.

Approved Broker-Dealers

U.S. based employees who are required by this Policy to report their securities accounts, securities holdings or preclear securities transactions will be required to maintain brokerage accounts at specific broker-dealers that have been approved by the Company. Employees should refer to MySource to obtain the current list of approved broker-dealers. Any exceptions to this requirement must be approved, in writing, by the Ethics Office.

Clients Interests

No employee may engage in or recommend any securities transaction that places, or appears to place, his or her own interests above those of any client to whom financial services are rendered, including mutual funds and managed accounts, or above the interests of the Company and its clients. Trading for clients and Company accounts should always take precedence over employees’ transactions for their own or related accounts.

Fiduciary Duties

The Company and its employees owe fiduciary duties to certain clients. Every employee must be mindful of these fiduciary duties, must use his or her best efforts to fulfill them and must promptly report to the Ethics Office and their Compliance Officer any failure by any Company employee to fulfill them.

Protecting Material Nonpublic Information and Compliance with Securities Laws

In carrying out their job responsibilities, employees must, at a minimum, comply with all applicable legal requirements, including applicable securities laws. As an employee you may receive information about the Company, its clients and other parties that, for various reasons, should be treated as confidential. All employees are expected to strictly comply with measures necessary to preserve the confidentiality of information. Employees should refer to the Company’s Code of Conduct and Interpretive Guidance for additional guidance. Employees are not permitted to divulge the current portfolio positions, pending changes of a portfolio manager, current or anticipated portfolio transactions, or programs or studies, of the Company or any Company client to anyone unless it is properly within their job responsibilities to do so.

Protecting Material Nonpublic Information

No employee may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others, including the Company or its clients, while in possession of material nonpublic information regarding such securities or the issuer of such securities. No employee may pass material nonpublic information to others unless it is properly within his or her job responsibilities to do so. These prohibitions remain in effect until the information has become public.

General Standards of Conduct - continued

Protecting Material Nonpublic Information and Compliance with Securities Laws -continued

The Company’s Policy on Material Nonpublic Information

General Policy – securities laws generally prohibit the trading of securities while in possession of "material nonpublic" information regarding the issuer of those securities (insider trading). Any person who passes along material nonpublic information upon which a trade is based (tipping) may also be liable. Employees who possess material nonpublic information about an issuer of securities (whether that issuer is the Company, another Company entity, a client or supplier, any fund or other issuer) may not trade in that issuer’s securities, either for their own accounts or for any account over which they exercise investment discretion. Following are guidelines to determine when information is nonpublic or material.

Nonpublic – information about an issuer is “nonpublic” if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the issuer or its insiders is likely to be deemed nonpublic information. Most companies announce material information through a press release, a regulatory filing, and/or a posting on the company’s website. So, if you have determined the information to be material but there is no announcement of it in any of these sources, it is likely to be non-public.
Material Information – information is “material” if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security (price sensitive information) would be material. Examples of information that might be material include:

  proposals/agreements for a merger, acquisition or divestiture, or sale/purchase of substantial assets tender offers (for both the party making the offer as well as for the issuer for which the offer is made)
  extraordinary dividend declarations or changes in the dividend rate extraordinary borrowings or liquidity problems
  defaults under agreements or actions by creditors, clients or suppliers relating to a company's credit standing earnings and other financial information, such as significant restatements, large or unusual write-offs, write-downs, profits or losses pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits proposals/agreements concerning a financial restructuring
  proposals to issue/redeem securities, or a development with respect to a pending issuance or redemption of securities significant expansion or contraction of operations
  information about major contracts or increases/decreases in orders the institution of, or a development in, litigation or a regulatory proceeding developments regarding a company's senior management
  information about a company received from a director of that company information regarding possible noncompliance with environmental protection laws information that is inconsistent with published information, such as regulatory reports or press releases extraordinary shareholder proposals
  information regarding major labor developments, including collective bargaining agreements developments regarding pension plans or other employee benefit plans a change in a fund’s investment objective, investment adviser, sub adviser, or portfolio manager (unless the portfolio manager is for a money market fund, an index fund or a model-driven fund)

The list above is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material. Employees should always err on the side of caution and consider information material or nonpublic when there is doubt. Questions on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel’s Office.

General Standards of Conduct - continued

Protecting Material Nonpublic Information and Compliance with Securities Laws -continued

The Company’s Policy on Material Nonpublic Information - continued

Fact vs. Opinion – generally, only facts can constitute material nonpublic information. Rumors, speculation and opinions cannot. However, opinions can constitute material nonpublic information if (i) they are based upon material nonpublic information (such as the Company’s internal credit ratings) or (ii) the opinion itself can move the market price of the issuer’s securities (such as a devastating Wall Street Journal article that has not yet been published).

Consultants, Contractors and Temporary Workers – employees managing the work of consultants, contractors and temporary employees who have access to the types of confidential information described in the Policy are responsible for ensuring that consultants and temporary employees are aware of the Company’s policy and the consequences of noncompliance.

Restrictions on the Flow of Information Within the Company (“The Securities Firewall”) General Policy - as a diversified financial services organization, the Company faces unique challenges in complying with the prohibitions on insider trading and tipping of material nonpublic information and misuse of confidential information. This is because one Company unit might have material nonpublic information about an issuer while other Company units may have a desire, or even a fiduciary duty, to buy or sell that issuer’s securities or recommend such purchases or sales to clients.

To engage in such broad-ranging financial services activities without violating laws or breaching the Company’s fiduciary duties, the Company has established a “Securities Firewall” policy applicable to all employees. The "Securities Firewall" separates the Company units or individuals that are likely to receive material nonpublic information (potential Insider Risk functions) from the Company units or individuals that either trade in securities, for the Company’s account or for the accounts of others, or provide investment advice (Investment functions). The Securities Firewall policy also requires any employee who believes he or she may have received potential material nonpublic information to immediately contact a Firewall Officer before doing anything else (i.e. before telling anyone else the information or acting upon it in any way). Employees should refer to Policy II-A-060, Securities Firewalls for additional details.

Special Caution For Employees Who Have Investment Responsibilities: Care should be taken to avoid receiving material nonpublic information, as doing so could create severe limitations on your ability to carry out your responsibilities to the Company’s fiduciary clients.

Dealing in Funds

The Company’s role as an adviser and servicer to investment funds imposes upon it special duties to preserve the integrity and credibility of the fund industry. Employees should not knowingly participate in or facilitate late trading, market timing or any other activity with respect to any fund in violation of applicable law or the provisions of the fund’s disclosure documents. These restrictions include funds held within employee benefit plans (such as 401(k)) and other types of accounts established for retirement purposes.

Reminder: Employees classified as ADMs and Investment Employees have further restrictions when dealing in Proprietary Funds (see specific rules for these classifications).

General Standards of Conduct - continued

When You Trade in Company Securities General Restrictions

All employees who trade in Company securities should be aware of their unique responsibilities as an employee of the Company and should be sensitive to even the appearance of impropriety. The following restrictions apply to all transactions in the Company’s publicly traded securities owned both directly and indirectly. These restrictions are to be followed in addition to any restrictions that apply to employees who are identified as having access to the Company’s pre-release earnings (see section titled Restrictions on Pre-Release Earnings Group for further information).

  Short Sales - short sales of Company securities by employees are prohibited.
  Short-Term Trading - employees are prohibited from purchasing and selling, or from selling and purchasing, Company securities within any 60 calendar day period. NOTE: In addition to any other sanctions, employees will be required to disgorge any profits realized on such short-term trades in accordance with procedures established by senior management.
  Margin Transactions - purchases on margin of the Company’s publicly traded securities by employees is prohibited. Margining Company securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Company securities may be used to collateralize loans for non-securities purposes or for the acquisition of securities other than those issued by the Company.
  Option Transactions - option transactions involving the Company’s publicly traded securities are prohibited. Transactions under the Company’s Long-Term Incentive Plan or other employee option plans are exempt from this restriction.
  Major Company Events - employees who have knowledge of major Company events that have not yet been announced are prohibited from buying or selling the Company’s publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

Restrictions on Pre-Release Earnings Group

Every quarter, the Company imposes a restriction on employees who have access to inside information with respect to the Company’s financial results (referred to as “Pre-Release Earnings Group”). Employees subject to pre-release earnings restrictions are prohibited from trading the Company’s securities prior to the Company’s public earnings announcement. The Pre-Release Earnings Group consists of:

  All members of the Company’s Operating Committee
  Any individual determined by the Company’s Corporate Finance Department to be a member of the group

Each restricted period will begin at 12:01AM, Eastern Time, on the 15th day of the month preceding the end of each calendar quarter and will end on the 2nd trading day after the public announcement of the Company’s earnings for that quarter. Therefore, if earnings are released on a Wednesday, the Pre-Release Earnings Group cannot trade the Company’s securities until Friday. Non-trading days, such as weekends or holidays, are not counted as part of the restricted period.

Employees who continue to be in possession of inside information at the end of a restricted period may not trade until such information is either publicly disclosed or is no longer material. From time to time, however, the restricted period may be extended for some, or all, members of the group at the discretion of the Company.

General Standards of Conduct - continued

When You Trade in Company Securities – continued Company 401(k) Plan

Actions regarding your interest in Company Stock under the Company’s 401(k) Plan are treated as follows:

Elections regarding future contributions to Company Stock are not deemed to be transactions in Company Stock and therefore are not subject to preclearance and reporting requirements or to the short-term trading prohibition.

Payroll deduction contributions to Company Stock are deemed to be done pursuant to an automatic investment plan. They are not subject to preclearance and reporting requirements or to the short-term trading prohibition.

Movements of balances into or out of Company Stock are not subject to preclearance but are deemed to be purchases or sales of Company Stock for purposes of the short-term trading prohibition. This means employees are prohibited from increasing their existing account balance allocation to Company Stock and then decreasing it within 60 calendar days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Company Stock and then increasing it within 60 calendar days. However changes to existing account balance allocations in the 401(k) plan will not be compared to transactions in Company securities outside the 401(k) for purposes of the short-term trading prohibition. Any profits realized on short-term trading in Company Stock in the 401(k) will not have to be disgorged. (Note: This does not apply to members of the Company’s Operating Committee, who must consult with the Legal Department.)

Company Employee Stock Options

Receipt or Exercise of an employee stock option from the Company is exempt from the reporting and preclearance requirements and does not constitute a purchase or sale for the purpose of the 60 calendar day prohibition.

Sales - The sale of the Company securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy, regardless of how little time has elapsed between the option exercise and the sale. Thus, such sales are subject to the reporting requirements and are considered sales for purposes of the 60 calendar day prohibition. Insider Risk, Investment and ADM employees must preclear such sales.

NOTE: The exercise of an employee stock option that is part of a “cashless exercise for cash” is exempt from the preclearance and reporting requirements and will not be considered a purchase or sale for purposes of the short term trading prohibition.

General Standards of Conduct - continued

When You Trade in Company Securities – continued

Company Employee Stock Purchase Plan (ESPP)

Enrollment and Changing Salary Withholding Percentages in the ESPP are exempt from preclearance and reporting requirements and do not constitute a purchase for purposes of the 60 calendar day prohibition.

Selling Shares Held in the ESPP – Employees are not required to preclear or report sales of stock held in the ESPP, including shares acquired upon reinvestment of dividends. However, sale of stock held in the ESPP is considered a sale for purposes of the 60 calendar day prohibition and will be compared to transactions in Company securities outside of the ESPP.

Selling Shares Previously Withdrawn - The sale of the Company securities that were received as a withdrawal from the ESPP is treated like any other sale under the Policy, regardless of how little time has elapsed between the withdrawal and the sale. Thus, such sales are subject to the reporting requirements and are considered sales for purposes of the 60 calendar day prohibition. Insider Risk, Investment and ADM employees must preclear such sales.

Company Restricted Stock

Receipt of an award of Company Restricted Stock is exempt from the reporting and preclearance requirements and does not constitute a purchase or sale for purposes of the 60 calendar day prohibition.

Vesting of an award of Company Restricted Stock is exempt from the preclearance requirement and does not constitute a purchase or sale for purposes of the 60 calendar day prohibition. However, since the shares are no longer restricted after they vest, the Policy requires Insider Risk, Investment and ADM employees to report their holdings of these shares.

Sales - The sale (through Company-approved procedures) of a portion of the Company stock received in a restricted stock award at the time of vesting in order to pay for tax withholding is exempt from the preclearance requirement, and does not constitute a purchase or sale for purposes of the 60 calendar day prohibition. The number of shares reported pursuant to the preceding paragraph should be the net number remaining after the sale. All other sales of Company stock received in a restricted stock award are treated like any other sale under the Policy. Thus, such sales are subject to the reporting requirements and are considered sales for purposes of the 60 calendar day prohibition. Insider Risk, Investment and ADM employees must preclear such sales.

General Standards of Conduct - continued

When You Trade in Non- Company Securities

When employees buy or sell securities of issuers with which the Company does business, or other third-party issuers, liability could result on the part of such employee. Every employee must be sensitive to even the appearance of impropriety in connection with their personal securities transactions, including those owned indirectly. Employees should refer to the Company’s Code of Conduct and Interpretive Guidance that contains restrictions on investments employees make with parties that do business with the Company. Additional restrictions are listed below.

General Restrictions

  Excessive Trading - Employees are discouraged from trading at a level that intrudes on their ability to fulfill their job responsibilities.
  Speculative Trading - Employees are discouraged from the type of trading that could distract them from their job duties. Examples could include short-term trading, trading in naked options or other types of speculative trading.
  Front Running - Employees are prohibited from “front running,” that is, the purchase or sale of securities for their own or the Company’s accounts on the basis of their knowledge of the Company’s trading positions or plans or those of the Company’s clients.
  Scalping - Employees are prohibited from "scalping," that is, the purchase or sale of securities for clients for the purpose of affecting the value of a security owned or to be acquired by the employee or the Company.
  Spread Betting - Employees are prohibited from “spread betting” (essentially taking bets on securities pricing to reflect market movements) or similar activities as a mechanism for avoiding the restrictions on personal securities trading arising under the provisions of the Policy. Such transactions themselves constitute transactions in securities for the purposes of the Policy and are subject to all of the provisions applicable to other non-exempted transactions.

Initial Public Offerings

Employees are prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO) without prior approval of the Ethics Office (ADM employees must have prior approval from the IEC). Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the Company employee. Approval may not be available to employees of registered broker-dealers due to certain laws and regulations (for example, FINRA rules in the U.S.). If you have any questions as to whether a particular offering constitutes an IPO, consult the Ethics Office before placing the trade.

General Standards of Conduct - continued

When You Trade in Non- Company Securities - continued

Private Placements

Acquisition – Employees are prohibited from acquiring any security in a private placement unless they obtain prior written approval. The Ethics Office, Compliance Officer and Operating Committee Member (representing the employee’s line of business or department) must all give approval before the investment may proceed. For ADM employees, approval must be given by the IEC. An approval request must be submitted on the “Private Placement: Preliminary Questionnaire” form which can be located on MySource or by sending an email to securitiestradingpolicyhelp@bnymellon.com.

Subsequent Actions – after receipt of the necessary approvals and the acquisition, employees are required to disclose that investment to the Compliance Officer if they participate in any subsequent consideration of credit for the issuer, or of an investment in the issuer for an advised account. The decision to acquire such securities for an advised account will be subject to independent review.

Important information for ADM employees

  Approval considerations - The IEC will generally not approve an acquisition in which any managed fund or account is authorized to invest within the ADM’s fund complex. The IEC will take into account the specific facts and circumstances of the request prior to reaching a decision on whether to authorize a private placement investment. These factors include, among other things, whether the opportunity is being offered to an individual by virtue of his or her position with the Company or its affiliates, or his or her relationship to a managed fund or account. ADMs are expected to comply with the IEC’s request for any information and/or documentation necessary to satisfy itself that no actual or potential conflict, or appearance of a conflict, exists between the proposed private placement purchase and the interests of any managed fund or account.
  Approval to Continue to Hold Existing Investments - Within 90 days of being designated an ADM, employees who have holdings of securities obtained in a private placement must request the written authorization of the IEC to continue holding the security.

Additional Rules for ADM and Investment Employees

Summary of Requirements

It is imperative that the Company and its affiliates avoid even the appearance of a conflict between the personal securities trading of its employees and its fiduciary duties to investment companies and managed account clients. These requirements apply to accounts owned directly and indirectly. In addition to the General Standards of Conduct, Investment and ADM employees are required to:

  report securities accounts and holdings, including accounts that hold Proprietary Funds report transactions and update holdings in securities and Proprietary Funds on a quarterly basis obtain preclearance prior to initiating a securities transaction, including Proprietary Funds (unless expressly exempt)
  avoid short-term trading (this does not apply to short-term transactions in Company securities which are prohibited by policy)

Reminders Proprietary Funds - are included in the requirements

  A Proprietary Fund is an investment company or collective fund for which a Company subsidiary serves as an investment adviser, sub-adviser or principal underwriter (for purposes of this Policy, Money Market Funds are not Proprietary Funds)
  Indirect interests in Proprietary Funds (such as through a spouse’s 401(k) plan or other retirement plan) are subject to the requirements of this Policy
  A list of Proprietary Funds is published on MySource or can be obtained by sending an email to securitiestradingpolicyhelp@bnymellon.com
  Employees must not trade in shares of any Proprietary Fund while in possession of material nonpublic information nor may they pass the information along to others who do not need to know the information in order to carry out their job responsibilities with the Company (refer to the General Standards of Conduct regarding the Company’s Policy on Material Nonpublic Information for further information)

Investment Clubs

  Investment clubs are organizations whose members make joint decisions on which securities to buy or sell and securities are generally held in the name of the investment club
  Prior to participating in an Investment Club, employees are required to obtain written permission from the Preclearance Compliance Officer
  Employees who receive permission to participate in an investment club are subject to the requirements of this Policy (including the preclearance provisions)

Additional Requirements for ADM employees

  submit a “Special Purpose ADM Quarterly Securities Report”
  submit “Contemporaneous Disclosures” prior to making or acting upon a portfolio or managed account recommendation
  ADMs who are Portfolio Managers are prohibited from buying or selling a security within 7 calendar days before and after their investment company or managed account has effected a transaction in that security (this restriction does not apply to Portfolio Managers of index funds)
  ADMs who are also MCADMs are required to comply with additional approval and reporting requirements when trading or holding securities of issuers with low common equity market capitalization; this requirement applies to all MCADMs whether they are a Portfolio Manager or a Research Analyst
  Your Responsibility - it is an ADMs responsibility to confirm with his or her Preclearance ComplianceOfficer whether or not he or she is required to comply with the requirements above for Portfolio Managersor MCADMs.
  Monitoring for Compliance - The IEC will monitor ADMs’ compliance with all provisions of this Policy.

Additional Rules for ADM and Investment Employees - continued

Report Securities Accounts and Holdings, including Proprietary Funds

Account Statements and Trade Confirmations - employees are required to instruct their broker, trust account manager or other entity through which they have a securities or Proprietary Fund account to submit routine statements and trade confirmations directly to the Company. This applies to all accounts owned directly or indirectly and includes any account that has the capability to have reportable securities, including Proprietary Funds, traded within the account. For example, if an account contains only non-proprietary funds or other Exempt Securities, but has the capability to have reportable securities traded in it, the account must be reported and duplicate account statements and trade confirmations must be provided to the Company.

Initial Holdings Report - within 10 calendar days of being designated an Investment Employee or ADM, employees must file an “Initial Holdings Report”. The report must be an accurate recording of security accounts and individual holdings of securities within the last 45 calendar days of filing the report. Below is a list of required items that must be reported:

  accounts that may trade securities and/or Proprietary Funds securities and Proprietary Funds held in the above accounts securities and Proprietary Funds held outside of accounts

Exemption from Reporting Accounts and Holdings - employees are not required to report accounts or holdings for certain security types or accounts (this exemption also applies to transaction reporting). Below are the approved exemptions:

non-discretionary accounts which are defined as those in which the Ethics Office has deemed to be exempt after a review of the account documents has clearly proven the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades

Exempt Securities as defined in the Glossary

accounts that can only hold items that are not securities (such as bank deposit accounts)

company stock held in a bona fide employee benefit plan of an organization not affiliated with the Company by an employee of that organization who is a member of the Company employee’s immediate family. For example, if an employee’s spouse works for a company unrelated to the Company, the employee is not required to report or obtain approval for transactions that his/her spouse makes in the company stock (employer’s securities) so long as they are part of an employee benefit plan. This exemption does not apply to the following:

any plan that allows the employee to buy and sell securities other than those of their employer. Such situations would subject the account to all requirements of this Policy.

for ADM employees only, the provisions in this Policy regarding “Contemporaneous Disclosures” and the “Special Purpose ADM Quarterly Securities Report”, the company owned stock held within a family member’s employee benefit plan are subject to the requirements to file a “Contemporaneous Disclosure” and to be included on the “Special Purpose ADM Quarterly Securities Report”, as necessary. However the ADM employee is not required to obtain approval for transactions that his/her family member makes in the company stock (employer’s securities) nor is the family member’s holding of such stock required to be reported on an initial or quarterly holdings report, so long as they are part of an employee benefit plan.

Additional Reminders:

Reminder for Proprietary Fund Holdings - employees are reminded that if the non-Company employee benefit plan holds Proprietary Funds, these holdings must be reported and are subject to the requirements of this Policy, including the preclearance requirements.

Unrelated company’s responsibility - with respect to the employer’s own securities, the unrelated company has primary responsibility for providing adequate supervision with respect to conflicts of interest and compliance with securities laws regarding trading in its own securities under its own employee benefit plans.

Additional Rules for ADM and Investment Employees - continued

Report Transactions and Update Holdings on a Quarterly Basis

Quarterly Reporting of Holdings and Transactions - within 30 calendar days of the end of a calendar quarter, employees are required to file a report of securities transactions, accounts and holdings. The report must contain the following:

  securities transactions, including Proprietary Fund transactions, made throughout the quarter current list of securities accounts, including those that hold Proprietary Funds updated listing of securities holdings, including Proprietary Funds, both those held within and outside of accounts acknowledgement of compliance with the Policy

Reminder when updating holdings – employees are required to provide an update to holdings positions for activity that does not require preclearance (such as gifts, inheritances, corporate actions, receipt of dividends, etc). Such actions that cause an adjustment to the holding in a particular security must be reported as soon as reasonably possible, but no less than quarterly. Certain actions, such as gifts and inheritances, have time deadlines to report the activity and to update holdings. See below for specific requirements.

  Gifts and Inheritances - employees who give (or receive) a gift of securities or receive an inheritance that includes securities (that are not Exempt under this policy) must report the activity to the Company within 10 calendar days. The report must disclose the name of the person receiving (giving) the gift or inheritance, date of the transaction, and name of the broker through which the transaction was effected (if applicable).
  A Note About Gifts - gifts must be “bona fide”. This means that the gift of securities must be one where the donor does not receive anything of monetary value in return. An employee who purchases a security with the intention of making a gift is subject to the preclearance requirements described in this Policy.

Obtain Preclearance Prior to Initiating a Transaction, including Proprietary Fund Trades

Prior Preclearance Required - employees must not trade a security, including Proprietary Fund trades, without prior written approval from the Preclearance Compliance Officer (verbal approvals are deemed impermissible). Unless expressly exempt, all securities transactions are covered by this preclearance requirement. Preclearance applies to securities, including Proprietary Funds, held in the employee’s name as well as those owned indirectly. The employee will be notified whether or not the request has been approved or denied. If denied, the reason will not be disclosed and employees should not infer from the preclearance response anything regarding the security for which preclearance was requested.

Rules for Preclearance - although requests for preclearance does not obligate an employee to make a trade, preclearance should not be sought for transactions the employee does not intend to make. Employees should not discuss with anyone else, inside or outside the Company, the response they received to a preclearance request. If the employee is preclearing as an indirect owner of another’s account, the response may be disclosed to the other owner.

Preclearance Window (or Expiration) - preclearance authorization will expire at the end of the second business day after it is received. The day authorization is granted is considered the first business day. Employees who deal in standard orders to trade at certain prices (sometimes called “limit”, “stop-loss”, “good-until-cancelled”, or “standing buy/sell” orders) are cautioned to be aware that transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the two-day preclearance authorization period, any unexecuted order must be canceled or a new preclearance authorization must be obtained. If the new preclearance request is denied, the order must be cancelled immediately.

Additional Rules for ADM and Investment Employees - continued

Obtain Preclearance Prior to Initiating a Transaction, including Proprietary Fund Trades -continued

Proprietary Funds - the following requirements apply to transactions in Proprietary Funds:

  Holding Period for Proprietary Funds - employees’ holdings in Proprietary Funds are expected to be long-term investments, rather than the result of trading for short-term profit. Therefore, employees must not purchase and redeem, or redeem and purchase, shares of an individual Proprietary Fund within any 60 calendar day period, unless they have the prior approval of the Preclearance Compliance Officer. Unless the transaction is exempt from preclearance (such as those that are part of an automatic investment plan), employees are expected to comply with this holding period requirement.
  The Company’s 401(k) Plan, Non Self-Directed Accounts - movements of balances into or out of
  Proprietary Funds are deemed to be purchases or redemptions of those Proprietary Funds for purposes ofthe holding period requirement but are exempt from the general preclearance requirement. In other words,you do not need to preclear every such movement, but must get prior approval from the PreclearanceCompliance Officer if the movement is within 60 calendar days of an opposite transaction in shares of thesame fund. In lieu of transaction reporting, employees are deemed to consent to the Company obtainingtransaction information from Plan records. Such movements must be reflected in holdings reports.
  Company 401(k) Plan, Self-Directed Accounts - are treated like any other Proprietary Fund account. This means that the reporting, preclearance and holding period requirements apply.

Exemptions from Requirement to Preclear - preclearance is not required for the following type of transactions:

  Exempt Securities as defined in the Glossary
  non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures in approved non-discretionary accounts, which are accounts in which an employee has no direct or indirect influence or control over the investment decision-making process those that are involuntary on the part of an employee (such as stock dividends or sales of fractional shares); however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared sales of Company Stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered through the Human Resources Department changes to elections in the Company 401(k) plan, including those made for Proprietary Funds enrollment, changes in salary withholding percentages and sales of shares held in the Company Employee Stock Purchase Plan (ESPP); sales of shares previously withdrawn from the ESPP do require preclearance movements of balances of Proprietary Funds held within the Company 401(k) Plan so long as the movements do not occur within a 60 day period; this exemption does not apply to Proprietary Funds held within a self-directed account established as part of the Company 401(k) Plan the receipt of a Company Restricted Stock award, the vesting of the award, and the sale (through Company-approved procedures) of a portion of the Company Stock received in the award at the time of vesting to pay tax withholding; this exemption does not apply to subsequent sales of vested shares by the employee those pursuant to the exercise of rights (purchases or sales) issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer sales effected pursuant to a bona fide tender offer
  those effected pursuant to an automatic investment plan, including payroll deduction contributions for Proprietary Funds

Additional Rules for ADM and Investment Employees - continued

Avoid Short-Term Trading

Employees are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period. Transactions that are exempt from preclearance and transactions in Proprietary Funds will not be considered purchases or sales for purposes of profit disgorgement.

Disgorgement - any profits realized on such short-term trades must be disgorged in accordance with procedures established by senior management. Employees should be aware that for purposes of profit disgorgement, trading in derivatives (such as options) is deemed to be trading in the underlying security. (See the Glossary for an explanation of option transactions.) Therefore, certain investment strategies may be difficult to implement without being subject to profit disgorgement. Furthermore, employees should also be aware that profit disgorgement from 60 calendar day trading may be greater than the economic profit or greater than the profit reported for purposes of income tax reporting.

Additional Requirements for ADM Employees Submit a Special Purpose ADM Quarterly Securities Report

Requirement - ADMs are required to submit quarterly to the Preclearance Compliance Officer the “Special Purpose ADM Quarterly Securities Report”. This report must be submitted within 30 calendar days of each quarter end and includes information on securities and/or transactions owned directly or indirectly.

The report must contain information on:

securities owned at any time during the quarter which were either recommended for a transaction or in a portfolio managed by the ADM during the quarter holdings or transactions in private placements

holdings in securities with a market capitalization that was equal to or less than:

in the U.S., $250 million

in the U.K., £150 million

in Japan, ¥20 billion

in Brazil, R$10 million

A form for completing this report can be obtained from the Preclearance Compliance Officer, MySource or by emailing the Ethics Office at securitiestradingpolicyhelp@bnymellon.com .

Exemption - ADMs need not report any security that is defined as an Exempt Security or is otherwise expressly exempt from preclearance.

Submit Contemporaneous Disclosures

Requirement - prior to making or acting upon a portfolio recommendation in a security owned directly or indirectly by the ADM, written authorization must be obtained – referred to as “contemporaneous disclosure”. This disclosure applies to “hold” recommendations as well as buy or sell recommendations. The purpose of disclosure is to confirm that the portfolio recommendation or transaction is not for the purpose of affecting the value of a personal securities holding. “Contemporaneous Disclosure” forms can be obtained from the Preclearance Compliance Officer, MySource, or by emailing the Ethics Office at securitiestradingpolicyhelp@bnymellon.com.

Exempt ADMs - ADMs who are index fund managers and have no investment discretion in replicating an index model or clone portfolio do not need to comply with the disclosure requirement. This exemption does not apply in the following circumstances:

  if the ADM recommends a security which is not in the clone or model portfolio or recommends a model or clone security in a different percentage than model or clone amounts when the ADM recommends individual securities to clients, even if the Company shares control of the investment process with other parties

Additional Rules for ADM and Investment Employees - continued

Additional Requirements for ADM Employees - continued

Submit Contemporaneous Disclosures - continued

Fiduciary Duty to Client is Paramount - under no circumstances should a portfolio recommendation or transaction be affected by its impact on personal securities holdings or by the requirement for contemporaneous disclosure. The ADM’s fiduciary duty to make portfolio recommendations and trades solely in the best interest of the client must always take precedence.

Approval - prior to the first such portfolio recommendation or transaction in a particular security in a calendar month, approval must be obtained from the ADM’s Chief Investment Officer (CIO) or Chief Executive Officer (CEO) or their designee. Disclosure forms for subsequent transactions in the same security are not required for the remainder of the calendar month so long as purchases (or sales) in all portfolios do not exceed the maximum number of shares, options, or bonds disclosed on the disclosure form. If the ADM seeks to effect a transaction or makes a recommendation in a direction opposite to the most recent disclosure form, a new disclosure form must be completed prior to the transaction or recommendation.

Exemptions - certain securities holdings are exempt from this requirement. They are:

Exempt Securities as defined in the Glossary

held in approved non-discretionary accounts, which are accounts that an employee has no direct or indirect influence or control over the investment decision-making process holdings of debt securities which do not have a conversion feature and are rated investment grade or better by a nationally recognized statistical rating organization or unrated but of comparable quality holdings of equity securities of the following:

in the U.S., the top 200 issuers on the Russell list and other companies with a market capitalization of $20 billion or higher in the U.K., the top 100 companies on the FTSE All Share Index and other companies with a market capitalization of £10 billion or higher in Japan, the top 100 companies of the TOPIX and other companies with a market capitalization of ¥2 trillion in Brazil, companies on the IBr-X and other companies with a market capitalization of R$200 million

Restrictions for ADMs who are Portfolio Managers (“7 Day Blackout Period”)

Prohibition - it is impermissible for an ADM who is designated as a Portfolio Manager to buy or sell a security (owned directly or indirectly) within 7 calendar days before and after the Portfolio Manager’s investment company or managed account has effected a transaction in that security (the “7 Day Blackout Period”).

Disgorgement Required - if a Portfolio Manager initiates a transaction within the 7 Day Blackout Period, in addition to being subject to sanctions for violating the Policy, profits from the transaction must be disgorged. The procedures for disgorging profits are established by the IEC. The IEC has determined that the following transactions will not be subject to this disgorgement requirement:

  in the U.S., any transaction of $10,000 or 100 shares (whichever is greater) for companies on the Russell 500 List or any other company with a market capitalization of $5 billion or higher in the U.K., any transaction of £6 thousand or 100 shares (whichever is greater) for companies on the FTSE 100 All Share Index or any other company with a market capitalization of £3 billion or higher in Japan, any transaction of ¥1 million of companies on the TOPIX 100 or any other company with a market capitalization of ¥500 billion or higher in Brazil, any transaction of R$30,000 of companies on the IBr-X or any other company with a market capitalization of R$200 million or higher

Exemption - Portfolio Managers who manage index funds which exactly replicate a clone or model are exempt from the 7 Day Blackout Period.

Additional Rules for ADM and Investment Employees - continued

Additional Requirements for ADM Employees - continued

Requirements for ADMs who are MCADMs (Transactions and Holdings in Micro-Cap Securities)

When a MCADM personally trades (either directly or indirectly) securities with certain market capitalizations, additional approvals are required. The market capitalization thresholds and required approvals are listed below.

Approvals:

Threshold 1 - without the prior written approval of the IEC, MCADMS may not trade the securities of companies with the following market capitalization:

  in the U.S., $100 million or less
  in the U.K., £60 million or less
  in Japan, ¥10 billion or less
  in Brazil, R$3 million or less

Threshold 2 - without the prior written approval of the immediate supervisor and the CIO, MCADMs may not trade the securities of companies with the following market capitalization:

  in the U.S., more than $100 million but less than or equal to $250 million in the U.K., more than £60 million but less than or equal to £150 million in Japan, more than ¥10 billion but less than or equal to ¥20 billion in Brazil, more than R$3 million but less than or equal to R$10 million

Exemption - transactions that are involuntarily acquired, such as through inheritance, gift or spin-off, are exempt from these restrictions, however, they must be disclosed in a memo to the Preclearance Compliance Officer within 10 calendar days of the involuntary acquisition.

Requirement for newly designated MCADMs - to continue holding securities with a certain market capitalization threshold, MCADMs must obtain the approval of the CIO or CEO and provide a copy of the approval to the Preclearance Compliance Officer. The thresholds for the market capitalization in various jurisdictions are:

  in the U.S., equal to or less than $250 million
  in the U.K., equal to or less than £150 million
  in Japan, equal to or less than ¥20 billion
  in Brazil, equal to or less than R$10 million

Additional Rules for Insider Risk Employees

Summary of Requirements

In addition to the General Standards of Conduct, Insider Risk Employees are required to:

  report securities accounts, holdings and transactions
  update securities holdings, and
  obtain preclearance prior to initiating a securities transaction

These requirements apply to accounts owned directly and indirectly.

Caution regarding Investment Clubs - investment clubs are organizations where investor members make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club. Since each member of the investment club participates in the investment decision making process, each employee belonging to such a club must first obtain written, documented approval from the Preclearance Compliance Officer before participating in any investment club. If approval is given, the employee must comply with all of the reporting requirements and must preclear the securities transactions of the club.

Credit or Advisory Relationship - If an employee is involved in a credit decision (granting, renewing, modifying or denying) or acting as an adviser to a company with respect to the company’s own securities, he or she may not buy, hold or trade securities of that company without the prior permission of the Ethics Office. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in open-end mutual funds.

Report Securities Accounts, Holdings and Transactions

Initial Holdings - within 10 calendar days of being designated an Insider Risk Employee the following must be reported:

  a listing of all accounts that may trade securities
  a listing of all securities held in the above accounts (other than those identified as Exempt Securities in the Glossary or those otherwise exempt from preclearance as defined by this Policy)
  a listing of all securities held outside of accounts

Employees must report accounts that do not hold reportable securities, but have the capability of holding such securities (for example, a brokerage account that holds only mutual funds but can hold other types of securities).

The Initial Holdings Report must be an accurate recording of security positions within the last 45 calendar days of being designated an Insider Risk Employee.

On-going Reporting of Holdings and Transactions – routine reports of securities held in an account and those held outside of an account are required to be provided to the Company. Specifically:

  For securities held in an account (such as a broker, trust account manager or other entity maintaining a securities trading account), trade confirmations and statements relating to each account held directly or indirectly must be sent to the Company. Employees must report all securities accounts that can hold a security that is covered by this Policy, regardless of what, if any, securities are held in the account. For example, even if an account contains only mutual funds or Exempt Securities as that term is defined by the Policy, but the account has the capability to have reportable securities traded in it, the account must be reported and duplicate account statements and trade confirmations must be sent to the Company
  For securities held outside of an account (such as those held directly with an issuer or maintained in paper certificate form), employees must comply with the Company’s request to confirm transactions and holdings.

Additional Rules for Insider Risk Employees - continued

Report Securities Accounts, Holdings and Transactions - continued

Exemption from Reporting Holdings and Transactions - employees are not required to report holdings or transactions for the following:

• in a non-discretionary account, defined as one in which the Ethics Office has deemed to be exempt after a review of the account documents has clearly proven the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades
• Exempt Securities as defined in the Glossary
• any transaction that is exempt from preclearance
• in accounts that can only hold items that are not securities (such as bank deposit accounts)
• company stock held in a bona fide employee benefit plan of an organization not affiliated with the Company by an employee of that organization who is a member of the employee’s immediate family.This exemption does not apply to any such plan that allows the employee to buy and sell securities other than those of their employer. Such situations would subject the holding to the preclearance and reporting provisions.

- NOTE: If an employee’s family member is employed at an unaffiliated company, the employee is not required to report or obtain approval for transactions in the employer’s securities so long as they are conducted by and through the family member’s employee benefit plan. In such situations, the family member’s employer has primary responsibility for providing adequate supervision with respect to conflicts of interest and compliance with securities laws regarding trading in its own securities under its own employee benefit plans.

Update Securities Holdings

Periodically, but no less than annually, employees must submit a statement of holdings, including accounts, and acknowledge compliance with the Policy. The information must be current within 45 calendar days of the date the statement is submitted. Employees are required to update holdings positions for actions that do not require preclearance (such as gifts, inheritances, corporate actions, receipt of dividends etc.). Such actions that cause an adjustment to the holding in a particular security must be reported as soon as reasonable.

Certain actions, such as gifts and inheritances, have time deadlines to report the activity and to update holdings. See below for specific requirements:

  Gifts and Inheritances - employees who give (or receive) a gift of securities or receive an inheritance that includes securities (that are not Exempt under this Policy) must report the activity to the Company within 10 calendar days. The report must disclose the name of the person receiving (giving) the gift or inheritance, date of the transaction, and name of the broker through which the transaction was effected (if applicable).
  A Note About Gifts - gifts must be “bona fide”. This means that the gift of securities must be one where the donor does not receive anything of monetary value in return. An employee who purchases a security with the intention of making a gift is subject to the preclearance requirements described in this Policy.

Additional Rules for Insider Risk Employees - continued

Obtain Preclearance Prior to Initiating a Securities Transaction

Prior Preclearance Required - employees must not trade a security without prior, written approval from the Preclearance Compliance Officer (verbal approvals are deemed impermissible). Unless expressly exempt, all securities transactions are covered by this preclearance requirement. Preclearance applies to securities held in the employee’s name as well as those owned indirectly. The employee will be notified whether or not the request has been approved or denied. If denied, the reason will not be disclosed and employees should not infer from the preclearance response anything regarding the security for which preclearance was requested.

Rules for Preclearance - although requests for preclearance do not obligate an employee to make a trade, preclearance should not be sought for transactions the employee does not intend to make. Employees should not discuss with anyone else, inside or outside the Company, the response they received to a preclearance request. If the employee is preclearing as an indirect owner of another’s account, the response may be disclosed to the other owner.

Preclearance Window (or Expiration) - preclearance authorization will expire at the end of the third business day after it is received. The day authorization is granted is considered the first business day. Employees who deal in standard orders to trade at certain prices (sometimes called “limit”, “stop-loss”, “good-until-cancelled”, or “standing buy/sell” orders) are cautioned to be aware that transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the three-day preclearance authorization period, any unexecuted order must be canceled or a new preclearance authorization must be obtained. If the new preclearance request is denied, the order must be cancelled immediately.

Exemptions from Requirement to Preclear - preclearance is not required for the following type of transactions:

  Exempt Securities as defined in the Glossary
  open-end and closed-end investment companies (i.e., mutual funds and variable capital companies), regardless of whether they are Proprietary Funds, index funds or exchange traded funds municipal bonds
  non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures in approved non-discretionary accounts, which are accounts in which an employee has no direct or indirect influence or control over the investment decision-making process those that are involuntary on the part of an employee (such as stock dividends or sales of fractional shares); however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared sales of Company Stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered through the Human Resources Department changes to elections in the Company 401(k) plan
  enrollment, changes in salary withholding percentages and sales of shares held in the Company Employee Stock Purchase Plan (ESPP); sales of shares previously withdrawn from the ESPP do require preclearance the receipt of a Company Restricted Stock award, the vesting of the award, and the sale (through Company- approved procedures) of a portion of the Company Stock received in the award at the time of vesting to pay tax withholding; this exemption does not apply to subsequent sales of vested shares by the employee those pursuant to the exercise of rights (purchases or sales) issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer sales effected pursuant to a bona fide tender offer
  those effected pursuant to an automatic investment plan

Additional Rules for Other Employees

In addition to the General Standards of Conduct, Other Employees are required to follow the procedures described below.

Dealing in Company securities (outside of Company employee benefit programs)

Within 10 calendar days of a transaction in Company securities (purchase or sell), employees must report the transaction in writing to the Ethics Office or the Compliance Officer. Purchases and sales include optional cash purchases under the Company’s Dividend Reinvestment and Common Stock Purchase Plan. Other Employees who are required to report securities holdings and transactions as described below, and are already providing copies of their securities accounts statements and transactions which include transactions in Company securities, do not need to provide a copy of transactions in Company securities.

Credit or Advisory Relationship

If an employee is involved in a credit decision (granting, renewing, modifying or denying) or acting as an adviser to a company with respect to the company’s own securities, he or she may not buy, hold or trade securities of that company without the prior permission of the Ethics Office. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in open-end mutual funds.

Reporting Securities Holdings and Transactions

Reporting Holdings and Transactions - there are certain Other Employees who must report their securities accounts (such as broker accounts), holdings in securities (both within and outside of accounts) and their transactions in securities. Typically this will apply to employees who are subject to certain laws and regulations (such as employees who are registered representatives of a FINRA supervised broker dealer).

To determine whether or not these reporting requirements apply to you, contact the Ethics Office or your Compliance Officer.

How to Report - instruct the broker, trust account manager or other entity through which you have a securities trading account to send copies of all trade confirmations and statements relating to each account of which they are an owner (direct or indirect) to the Company. For securities held outside of an account (such as those held directly with an issuer or maintained in paper certificate form), employees must comply with the Company’s request to confirm transactions and holdings. Employees subject to the reporting requirements are also required to comply with periodic reporting requests.

Supplemental Information Employees’ Financial Information

The Ethics Office and/or Preclearance Compliance Officers will use their best efforts to assure that requests for preclearance, personal securities transaction reports and reports of securities holdings are treated as "Personal and Confidential." However, the Company is required by law to review, retain and, in certain circumstances, disclose such documents. Therefore, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside the Company as are necessary to evaluate compliance with or sanctions under the Policy or other requirements applicable to the Company.

Note for Investment and ADM employees only: Employees should be aware that documents are also available for inspection by the boards of directors, trustees or managing general partners of any Company entity regulated by certain investment company laws.

Restricted List

Preclearance Compliance Officers will maintain a list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for employees in their line of business or firm. The Restricted List will not be distributed outside of the Compliance Office or the Ethics Office. From time to time, such trading restrictions may be appropriate to protect the Company and its employees from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information to avoid unwarranted inferences. The Preclearance Compliance Officer will retain copies of Restricted Lists for six years.

Standards For Preclearance of De Minimis Transactions (applicable for firms or lines of business who administer compliance for Investment or ADM Employees)

ADM and Investment Employees will generally not be given clearance to execute a transaction in any security that is on the Restricted List maintained by the Preclearance Compliance Officer, or for which there is a pending buy or sell order for an affiliated account (other than an index fund). In certain circumstances, the Preclearance Compliance Officer may approve certain de minimus transactions even when the firm is trading such securities. However, de minimis transactions require preclearance approval.

Restrictions and Conditions - the following restrictions or conditions are imposed upon these standards:

  employee preclearance is required prior to executing the transaction if the transaction is a 60 day trade, profit disgorgement will not be waived
  Preclearance Compliance Officers are limited to applying this de minimis standard to only two trades in the securities of any one issuer in any calendar month employees must cooperate with the Preclearance Compliance Officer’s request to document market capitalization amounts

Supplemental Information - continued

Standards For Preclearance of De Minimis Transactions (applicable for firms or lines of business who administer compliance for Investment or ADM Employees) - continued

Transaction Limits - the following transaction limits are available for this exception:

Investment Employees

In the U.S.,

• transactions up to $50,000 for companies on the Russell 200 List or other companies with a market capitalization of $20 billion or higher
• transactions of 100 shares or $10,000 (whichever is greater) for companies ranked 201 to 500 on the Russell List or other companies with a market capitalization of $5 billion or higher

In the U.K.,

• transactions up to £30,000 for companies ranked in the top 100 of the FTSE All Share Index or other companies with a market capitalization of £10 billion or higher
• transaction of 100 shares or £6 thousand (whichever is greater) for companies ranked 101 to 250 on the FTSE All Share Index or other companies with a market capitalization of £3 billion or higher

In Japan,

• transactions up to ¥5 million for companies ranked in the top 100 of the TOPIX or other companies with a market capitalization of ¥2 trillion or higher
• transactions of up to ¥1 million of securities for companies ranked 100 to 250 on the TOPIX or other companies with a market capitalization of ¥500 billion or higher

In Brazil,

• transactions up to R$100,000 securities for companies listed on the IBr-X 50 or other companies with a market capitalization of R$500 million or higher
• transactions up to R$30,000 of securities of companies listed on the IBr-X or other companies with a market capitalization of R$200 million or higher

ADM Employees

• in the U.S., transactions up to $10,000 or 100 shares (whichever is greater) of companies in the top 500 of the Russell List or other companies with a market capitalization of $5 billion or higher
• in the U.K., transactions up to £6 thousand or 100 shares (whichever is greater) of companies in the top 100 of the FTSE All Share Index or other companies with a market capitalization of £3 billion or higher
• in Japan, transactions up to ¥1million for companies ranked in the top 100 of the TOPIX or other companies with a market capitalization of ¥500 billion or higher
• in Brazil, transactions up to R$30,000 of companies that belong to the IBr-X or other companies with a market capitalization of R$200 million or higher

NOTE: Some ADMs who are also Portfolio Managers may not be eligible for this de minimus exemption. Questions should be directed to the Preclearance Compliance Officer or the Ethics Office.

Glossary Definitions

access decision maker - A person designated as such by the Investment Ethics Council. Generally, this will be Portfolio Managers and Research Analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for investment companies and other managed accounts.

approval - written consent or written notice of non-objection.

automatic investment plan - a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.

Applications to specific situations are as follows:

Dividend Reinvestment Plans (“DRIPs”) - the automatic investment of dividends under a DRIP is deemed to be pursuant to an automatic investment plan. Optional cash purchases (that is, the right to buy additional shares through the DRIP) are not deemed to be pursuant to an automatic investment plan unless they are by payroll deduction, automatic drafting to a checking account or other means specifically included in this definition.

Payroll deductions - deductions from payroll (the Company or otherwise) directly into an investment account are deemed to be done pursuant to an automatic investment plan. This would include payroll deductions for contributions to 401(k) plans and other employee benefit plans.

Bank Account Drafts or Deposits - automatic drafts from a checking or savings account directly to an investment account or automatic deposits directly from an investment account into a checking or savings account, are deemed to be made pursuant to an automatic investment plan, provided that, in either case:

there is documentation with the investment account indicating specific trades are to be executed according to an express schedule, rather than at the direction of the account party, and at least two drafts or deposits are executed according to the schedule.

Automatic mutual fund exchange programs - automatic exchanges of a fixed dollar amount out of one mutual fund to purchase shares of another mutual fund are deemed to be made pursuant to an automatic investment plan.

Automatic mutual fund withdrawal programs - automatic withdrawals of a fixed dollar amount out of a mutual fund are deemed to be made pursuant to an automatic investment plan.

Asset-allocation accounts - asset allocation accounts are investment accounts in which the investor chooses among predetermined asset-allocation models consisting of percentages of a portfolio allocated to fund categories (such as large-cap, mid-cap and small-cap equity funds, tax-free bond funds, international funds, etc). Once a model is chosen, new money is automatically invested according to the model, and the portfolio is automatically rebalanced periodically to keep it in line with the model. For purposes of this Policy, both the investment of new money into, and periodic rebalancings within, an asset-allocation account are deemed to be done pursuant to an automatic investment plan. An Investment Advisory Service account at BNY Mellon Private Wealth Advisers is an asset-allocation account. Brokerage accounts, in which the investor has the continuing ability to direct transactions in specific securities or funds, are not asset-allocation accounts.

College and Medical Care Savings Plans - many jurisdictions have college savings plans (for example, in the U.S. these plans are referred to as “529” plans) or medical savings account plans that provide a tax- advantaged means of investing for future college expenses or paying for medical expenses. These plans vary and the features of the specific plan must be analyzed to determine if it qualifies as an automatic investment plan. For example, these plans could qualify as an automatic investment plan if they meet the requirements of an asset-allocation account, bank account draft or a payroll deduction (see above).

Glossary Definitions - continued

cashless exercise for cash - as part of the Company’s employee stock option program, employees can choose to “buy” shares of Company Stock at the exercise price and then immediately sell them at fair market value for cash. The employee ends up with cash and does not become a shareholder of Company Stock associated with the option exercise.

Company - The Bank of New York Mellon Corporation.

Company 401(k) Plan, Non Self-Directed Accounts - the portion of the Company 401(k) balance invested in the Basic Funds and Company Stock.

Company 401(k) Plan, Self-Directed Accounts - an account established as part of the Company 401(k) plan that offers employees the opportunity to build and manage their own investment portfolio through the purchase and sale of a broad variety of mutual funds, including both Proprietary and non-Proprietary Funds.

Compliance Officer - any individual whose primary job duties include responsibility for ensuring that all applicable laws, regulations, policies, procedures, and Code of Conduct and Interpretive Guidance are followed. For purposes of this Policy, the term “compliance officer” and “preclearance compliance officer” are used interchangeably.

direct family relation - for purposes of this Policy, this means a member of an employee’s immediate family as defined by “indirect ownership, family members” in this Glossary.

employee - an individual employed by The Bank of New York Mellon Corporation or its more-than-50%-owned direct or indirect subsidiaries; includes all full-time, part-time, benefited and non-benefited, exempt and non- exempt employees in all world-wide locations; generally, for purposes of the Policy, does not include consultants and contract or temporary employees.

Ethics Office - the group within the Compliance and Ethics Department of the Company that is responsible for administering the ethics program at the Company.

Exempt Securities - defined as:

direct obligations of the sovereign governments of the United States (U.S. employees only), United Kingdom (U.K. employees only) and Japan (Japan employees only). Obligations of other instrumentalities of the U.S., U.K. and Japanese governments or quasi-government agencies are not exempt.

commercial paper

high-quality, short-term debt instruments having a maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a nationally recognized statistical rating organization or which is unrated but of comparable quality bankers' acceptances

bank certificates of deposit and time deposits

repurchase agreements

securities issued by open-end investment companies (i.e., mutual funds and variable capital companies) that are not Proprietary Funds or exchange-traded funds (ETFs)

shares of money market funds (regardless of affiliation with the Company)

fixed annuities (note that variable annuities are not exempt)

shares of unit trusts (provided they are invested exclusively in funds that are not Proprietary Funds)

Note: The following are not Exempt Securities (whether proprietary or not):

-	shares of hedge funds

-	shares of closed-end funds

-	shares of ETFs

-	shares of funds not registered in the U.S. (for U.S. employees only)

Glossary Definitions - continued

  General Counsel - General Counsel of the Company or any person to whom relevant authority is delegated by the General Counsel.
  index fund - an investment company or managed portfolio (including indexed accounts and model-driven accounts) that contain securities of an index in proportions designed to replicate the performance of an independently maintained index or that are based on computer models using prescribed objective criteria to transform an independently maintained index. In order to qualify as an “index fund” for purposes of this policy, the fund must not involve a significant amount of investment discretion by portfolio managers managing the accounts.
  indirect ownership - The securities laws of most jurisdictions attribute ownership of securities to someone in certain circumstances, even though the securities are not held in that person’s name. For example, U.S. federal securities laws contain a concept of “beneficial ownership”, and U.K. securities laws contain a concept of securities held by “associates” (this term includes business or domestic relationships giving rise to a “community of interest”). The definition of “indirect ownership” that follows is used to determine whether securities held other than in your name are subject to the preclearance and other provisions of the Policy. It was designed to be consistent with various securities laws; however, there can be no assurance that attempted adherence to this definition will provide a defense under any particular law. Moreover, a determination of indirect ownership requires a detailed analysis of personal and/or financial circumstances that are subject to change. It is the responsibility of each employee to apply the definition below to his/her own circumstances. If the employee determines that he/she is not an indirect owner of an account and the Ethics Office or Compliance Officer becomes aware of the account, the employee will be responsible for justifying his/her determination. Any such determination should be based upon objective evidence (such as written documents), rather than subjective or intangible factors.
  General Standard - generally, you are the indirect owner of securities (and preclearance and other provisionsof the Policy will therefore apply to those securities) if, through any contract, arrangement, understanding,relationship or otherwise, you have the opportunity, directly or indirectly, to share at any time in any profitderived from a transaction in them (a “pecuniary interest”). The following is guidance on the application of thisdefinition to some common situations.
  Family Members - you are presumed to be an indirect owner of securities held by members of your immediatefamily who share the same household with you. “Immediate family” means your spouse, your children(including stepchildren, foster children, sons-in-law and daughters-in-law), your grandchildren, your parents(including stepparents, mothers-in-law and fathers-in-law), your grandparents and your siblings (includingbrothers-in-law, sisters-in-law and step brothers and sisters) and includes adoptive relationships. Thispresumption of ownership may be rebutted, but it will be difficult to do so if, with respect to the other person,you commingle any assets or share any expenses, you provide or receive any financial support, you influenceinvestment decisions, you include them as a dependent for tax purposes or as a beneficiary under an employeebenefit plan, or you are in any way financially codependent. Any attempt to disclaim indirect ownership withrespect to family members who share your household must be based upon countervailing facts that you canprove in writing.
  Partnerships - if you are a general partner in a general or limited partnership, you are deemed to own yourproportionate share of the securities owned by the partnership. Your “proportionate share” is the greater ofyour share of profits or your share of capital, as evidenced by the partnership agreement. Limited partners arenot deemed to be owners of partnership securities absent unusual circumstances, such as influence overinvestment decisions.
  Shareholders of Corporations - you are not deemed to own the securities held by a corporation in which youare a shareholder unless you are a controlling shareholder or you have or share investment control over thecorporation’s portfolio.

Glossary Definitions - continued

  indirect ownership - continued

Trusts - generally, parties to a trust will be deemed indirect owners of securities in the trust only if they haveboth a pecuniary interest in the trust and investment control over the trust. “Investment control” is the power to direct the disposition of the securities in the trust. Specific applications are as follows:

Trustees: A trustee is deemed to have investment control over the trust unless there are at least three trustees and a majority is required for action. A trustee has a pecuniary interest in the trust if (i) the trustee is also a trust beneficiary, (ii) an immediate family member of the trustee (whether or not they share the same household) is a beneficiary, or (iii) the trustee receives certain types of performance-based fees.

Settlors: If you are the settlor of a trust (that is, the person who puts the assets into the trust), you are an indirect owner of the trust’s assets if you have a pecuniary interest in the trust and you have or share investment control over the trust. You are deemed to have a pecuniary interest in the trust if you have the power to revoke the trust without anyone else’s consent or if members of your immediate family who share your household are beneficiaries of the trust.

Beneficiaries: If you or a member of your immediate family who shares your household is a beneficiary of a trust, you are deemed to have a pecuniary interest in the trust and will therefore be deemed an indirect owner of the trust’s assets if you have or share investment control over the trust.

Remainder Interests - remainder interests are those that do not take effect until after some event that is beyond your control, such as the death of another person. Remainder interests are typically created by wills or trust instruments. You are not deemed to be an indirect owner of securities in which you only have a remainder interest provided you have no power, directly or indirectly, to exercise or share investment control or any other interest.

Derivative Securities - you are the indirect owner of any security you have the right to acquire through the exercise or conversion of any option, warrant, convertible security or other derivative security, whether or not presently exercisable.

  initial public offering (IPO) - the first offering of a company's securities to the public through an allocation by the underwriter.
  investment company - a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are open-end investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.
  Investment Ethics Council - Council that has oversight responsibility for issues related to personal securities trading and investment activity by Access Decision Makers. The Council is composed of investment, legal, risk management, compliance and ethics management representatives of the Company and its affiliates. The members of the Investment Ethics Council are determined by the Chief Compliance & Ethics Officer.
  Manager of the Ethics Office - individual appointed by the Chief Compliance & Ethics Officer to manage the Ethics Office.

Glossary Definitions - continued

Micro-cap ADMs - a subset of Access Decision Makers who make recommendations or decisions regarding the purchase or sale of any security of an issuer with a low common equity market capitalization. Market capitalizations thresholds are established within each country where an ADM resides. See further details under “Classification of Employees” in this Policy.

money market fund - a mutual fund that invests in short-term debt instruments. The fund's objective is to earn income for shareholders while maintaining a net asset value of $1 per share.

naked option - An option position where the buyer or seller has no underlying security position.

non-discretionary account - an account for which the employee has no direct or indirect control over the investment decision making process. Non-discretionary accounts may be exempted from preclearance and reporting procedures only if the Ethics Office, after a thorough review, is satisfied that the account is truly non- discretionary to the employee (that is, the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades). Standard broker accounts generally are not deemed to be non-discretionary to the employee, even if the broker is given some discretion to make investment decisions.

Operating Committee - the Operating Committee of The Bank of New York Mellon Corporation.

option - a security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time frame. For purposes of compliance with the Policy, any Company employee who buys/sells an option, is deemed to have purchased/sold the underlying security when the option was purchased/sold. Four combinations are possible as described below.

Call Options

If an employee buys a call option, the employee is considered to have purchased the underlying security on the date the option was purchased.

If an employee sells a call option, the employee is considered to have sold the underlying security on the date the option was sold.

Put Options

If an employee buys a put option, the employee is considered to have sold the underlying security on the date the option was purchased.

If an employee sells a put option, the employee is considered to have bought the underlying security on the date the option was sold.

Below is a table illustrating the above:

Transaction Type
Option Type	Buy	Sale
Put	Sale of Underlying Security	Purchase of Underlying Security
Call	Purchase of Underlying Security	Sale of Underlying Security

  Preclearance Compliance Officer - a person designated by the Ethics Office and/or the Investment Ethics Council to administer, among other things, employees’ preclearance requests for a specific business unit (for purposes of this Policy, the term “compliance officer” and “preclearance compliance officer” are used interchangeably).
  private placement - an offering of securities that is exempt from registration under various laws and rules, such as the Securities Act of 1933 in the U.S. and the Listing Rules in the U.K.. Such offerings are exempt from registration because they do not constitute a public offering. Private placements can include limited partnerships. Private placements include certain co-operative investments in real estate, co-mingled investment vehicles such as hedge funds, and investments in privately-held and family owned businesses. For the purpose of the Policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

Glossary Definitions - continued

  Proprietary Fund - An investment company or collective fund for which a Company subsidiary serves as an investment adviser, sub-adviser or principal underwriter. From time-to-time, the Company will publish a list of the Proprietary Funds. Employees should rely on the latest version of this list rather than attempt to determine for themselves the identity of the Proprietary Funds.
  security - any investment that represents an ownership stake or debt stake in a company, partnership, governmental unit, business or other enterprise. It includes stocks, bonds, notes, evidences of indebtedness, certificates of participation in any profit-sharing agreement, collateral trust certificates and certificates of deposit for securities. It also includes many types of puts, calls, straddles and options on any security or group of securities; fractional undivided interests in oil, gas, or other mineral rights; and investment contracts, variable life insurance policies and variable annuities whose cash values or benefits are tied to the performance of an investment account. It does not include currencies. Unless expressly exempt, all securities transactions are covered under the provisions of the Policy (see definition of Exempt Securities).
  securities firewall - procedures designed to restrict the flow of information within the Company from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide investment advice.
  short sale - the sale of a security that is not owned by the seller at the time of the trade.
  tender offer - an offer to purchase some or all shareholders' shares in a corporation. The price offered is usually at a premium to the market price.